UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
(RULE 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
EXCHANGE ACT OF 1934 (AMENDMENT NO.  )
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☑	Definitive Proxy Statement
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☐	Soliciting Material Pursuant to Section 240.14a-11c or Section 240.14a-12

DENTSPLY INTERNATIONAL INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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LOGO
DENTSPLY International Inc.
World Headquarters
Susquehanna Commerce Center
221 W. Philadelphia Street
York, PA 17405-0872
(717) 845-7511
Fax (717) 854-2343

April 13, 2007

Dear DENTSPLY Stockholder:

You are cordially invited to attend the 2007 Annual Meeting of Stockholders to be held on Tuesday, May 15, 2007, at 9:30 a.m., at the Company’s Employee Meeting Room at 570 West College Avenue, in York, Pennsylvania.

The Annual Meeting will include voting on the matters described in the accompanying Notice of Annual Meeting and Proxy Statement, a report on Company operations and discussion.

Whether or not you plan to attend, you can ensure that your shares are represented at the Annual Meeting by voting your proxy. You have three ways to vote your proxy. You may vote by mail by promptly completing, signing, dating and returning the enclosed proxy card in the envelope provided, you may vote by telephone by calling 1-800-690-6903 and following the instructions, or you may vote by internet by following the instructions on the proxy card or going to the internet at www.proxyvote.com and following the instructions on that site. Your vote is important. Please take a moment to vote through one of the above methods.

Sincerely,

Bret W. Wise
Chairman of the Board, President, and
Chief Executive Officer

DENTSPLY INTERNATIONAL INC.
SUSQUEHANNA COMMERCE CENTER
221 WEST PHILADELPHIA STREET
YORK, PENNSYLVANIA 17405-0872

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON TUESDAY, MAY 15, 2007

The Annual Meeting of Stockholders (the “Annual Meeting”) of DENTSPLY International Inc., a Delaware corporation (the “Company”), will be held on Tuesday, May 15, 2007, at 9:30 a.m., local time, at the Company’s Employee Meeting Room, 570 West College Avenue, York, Pennsylvania, for the following purposes:

1. To elect four Class III directors to serve for a term of three years and until their respective successors are duly elected and qualified;

2. To ratify the appointment of PricewaterhouseCoopers LLP, independent registered public accounting firm, to audit the books and accounts of the Company for the year ending December 31, 2007;

3. To approve amendments to the Company’s 2002 Equity Incentive Plan; and

4. To transact such other business as may properly come before the Annual Meeting and any and all adjournments and postponements thereof.

The Board of Directors fixed the close of business on March 27, 2007 as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting and any adjournment or postponement thereof.

The enclosed proxy is solicited by the Board of Directors of the Company. Reference is made to the accompanying Proxy Statement for further information with respect to the business to be transacted at the Annual Meeting.

A complete list of the stockholders entitled to vote at the Annual Meeting will be available during ordinary business hours for examination by any stockholder, for any purpose germane to the Annual Meeting, for a period of at least ten days prior to the Annual Meeting, at the office of the Company’s Secretary, Susquehanna Commerce Center, 221 West Philadelphia Street, York, Pennsylvania.

The Board of Directors urges you to vote your proxy by mail, by telephone or through the internet. You are cordially invited to attend the Annual Meeting in person. The voting of your proxy will not affect your right to revoke your proxy or to vote in person if you do attend the Annual Meeting.

By Order of the Board of Directors,
Brian M. Addison
Vice President, Secretary and
General Counsel

York, Pennsylvania
April 13, 2007

YOUR VOTE IS IMPORTANT, NO MATTER HOW MANY SHARES YOU
OWNED ON THE RECORD DATE.

PLEASE INDICATE YOUR VOTING INSTRUCTIONS ON THE ENCLOSED PROXY CARD, DATE AND SIGN IT, AND RETURN IT IN THE ENVELOPE PROVIDED, WHICH IS ADDRESSED FOR YOUR CONVENIENCE AND NEEDS NO POSTAGE IF MAILED IN THE UNITED STATES. OR, IF YOU WISH, YOU MAY PROVIDE YOUR PROXY INSTRUCTION USING THE TELEPHONE BY CALLING 1-800-690-6903, OR THE INTERNET BY FOLLOWING THE INSTRUCTIONS ON THE ENCLOSED PROXY CARD. IN ORDER TO AVOID THE ADDITIONAL EXPENSE TO THE COMPANY OF FURTHER SOLICITATION, WE ASK YOUR COOPERATION IN VOTING YOUR PROXY PROMPTLY.

DENTSPLY INTERNATIONAL INC.
SUSQUEHANNA COMMERCE CENTER
221 WEST PHILADELPHIA STREET
YORK, PENNSYLVANIA 17405-0872

DENTSPLY INTERNATIONAL INC.
SUSQUEHANNA COMMERCE CENTER
221 WEST PHILADELPHIA STREET
YORK, PENNSYLVANIA 17405-0872

PROXY STATEMENT

GENERAL INFORMATION

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of DENTSPLY International Inc., a Delaware corporation (“DENTSPLY” or the “Company”), for use at the Company’s 2007 Annual Meeting of Stockholders (together with any and all adjournments and postponements thereof, the “Annual Meeting”) to be held on Tuesday, May 15, 2007, at 9:30 a.m., local time, at the Company’s Employee Meeting Room, 570 West College Avenue, York, Pennsylvania, for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders. This Proxy Statement, together with the foregoing Notice and the enclosed proxy card, are first being sent to stockholders on or about April 13, 2007.

The Board of Directors (“the Board”) fixed the close of business on March 27, 2007 as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting. On the record date, there were 152,006,639 shares of Common Stock of the Company, par value $.01 per share (“Common Stock”), outstanding and entitled to vote. Each share of Common Stock is entitled to one vote per share on each matter properly brought before the Annual Meeting. Shares can be voted at the Annual Meeting only if the stockholder is present in person or is represented by proxy. The presence, in person or by proxy at the Annual Meeting, of shares of Common Stock representing at least a majority of the total number of shares of Common Stock outstanding on the record date will constitute a quorum for purposes of the Annual Meeting.

Whether or not you are able to attend the Annual Meeting, you are urged to vote your proxy, either by mail, telephone or the internet, which is solicited by the Company’s Board of Directors and which will be voted as you direct. In the absence of instructions, shares represented by properly provided proxies will be voted as recommended by the Board of Directors.

Any proxy may be revoked at any time prior to its exercise by attending the Annual Meeting and voting in person, by notifying the Secretary of the Company of such revocation in writing or by delivering a duly executed proxy bearing a later date, provided that such notice or proxy is actually received by the Company prior to the taking of any vote at the Annual Meeting.

The cost of solicitation of proxies for use at the Annual Meeting will be borne by the Company. Solicitations will be made primarily by mail, facsimile or through the internet, and employees or agents of the Company may solicit proxies personally or by telephone.

Brokers, banks and other nominee holders will be requested to obtain voting instructions of beneficial owners of stock registered in their names. The Company will reimburse these record holders for their reasonable out-of-pocket expenses incurred in doing so. Shares represented by a duly completed proxy submitted by a nominee holder on behalf of beneficial owners will be counted for quorum purposes, and will be voted to the extent instructed by the nominee holder on the proxy card or through the internet. The rules applicable to a nominee holder may preclude it from voting the shares that it holds on certain kinds of proposals unless it receives voting instructions from the beneficial owners of the shares (sometimes referred to as “broker non-votes”).

ELECTION OF DIRECTORS

The Restated Certificate of Incorporation and the by-laws of the Company provide that the number of directors (which is to be not less than three) is to be determined from time to time by the Board of Directors. The Board is currently comprised of eleven persons.

Pursuant to the Company’s Restated Certificate of Incorporation, the members of the Board of Directors are divided into three classes. Each class is to consist, as nearly as may be possible, of one-third of the whole number of members of the Board. The term of the Class III directors expires at the Annual Meeting. The terms of the Class I and Class II directors will expire at the 2008 and 2009 Annual Meetings of Stockholders, respectively. At each Annual Meeting, the directors elected to succeed those whose terms expire are of the same class as the directors they succeed and are elected for a term to expire at the third Annual Meeting of Stockholders after their election and until their successors are duly elected and qualified. A director elected to fill a vacancy is elected to the same class as the director he/she succeeds, and a director elected to fill a newly created directorship holds office until the next election of the class to which such director is elected.

The four incumbent Class III directors are nominees for election to the Board this year for a three-year term expiring at the 2010 Annual Meeting of Stockholders. In the election, the four persons who receive the highest number of votes actually cast will be elected. The proxy named in the proxy card and on the internet voting site intends to vote for the election of the four Class III nominees listed below unless otherwise instructed. If a holder does not wish his or her shares to be voted for a particular nominee, the holder must identify the exception in the appropriate space provided on the proxy card or on the internet site, in which event the shares will be voted for the other listed nominees. If any nominee becomes unable to serve, the proxy may vote for another person designated by the Board of Directors or the Board may reduce the number of directors. The Company has no reason to believe that any nominee will be unable to serve.

The Company’s by-laws require that stockholders seeking to nominate persons for election to the Board, or to propose other business to be brought before an Annual Meeting of Stockholders, comply with certain procedures. See “Stockholder Proposals for Proxy Statement and Nominations” in this Proxy Statement.

Set forth below is certain information with regard to each of the nominees for election as Class III directors and each continuing Class I and Class II director.

Nominees for Election as Class III Directors

Name and Age	Principal Occupation and Directorships

Paula H. Cholmondeley Age 59	Ms. Cholmondeley is a private consultant on Strategic Planning. She served as the Vice President and General Manager of Specialty Products for Sappi Fine Paper, a subsidiary of Sappi Limited from April 2000 until January 2004, and prior to that from January 1998 until April 2000, she was a private consultant on Strategic Planning and Mergers and Acquisitions. From 1992 until January 1998, Ms. Cholmondeley held various management positions with Owens Corning, including General Manager of Residential Insulation. Ms. Cholmondeley served as a White House Fellow and a Special Assistant to the U.S. Trade Representative for several countries in the Far East from 1982 to 1983. She has also held a number of significant positions with other companies including managerial positions with Westinghouse Elevator Company, and as Chief Financial Officer and Senior Vice President for Blue Cross of Greater Philadelphia. She is an independent trustee of Gartmore Capital Mutual Fund. She also serves on the Boards of Terex Corporation, Ultralife Batteries, Albany International, and Minerals Technologies, Inc. Ms. Cholmondeley was appointed to the DENTSPLY Board of Directors in September 2001.

Name and Age	Principal Occupation and Directorships

Michael J. Coleman Age 63	Mr. Coleman is the Chairman of Cool Media Company and a partner in CS&W Associates Media Management, both based in Cocoa Beach, Florida. He served as Chairman of Cape Publications in Melbourne, Florida until retiring from that position on January 1, 2007. He previously served as Publisher of FLORIDA TODAY and President of the Gannett Co., Inc., South Newspaper Group from 1991 to April 2006. Mr. Coleman was President and Publisher of the Rockford (Illinois) Register Star. He serves as a director of Ron Jon Surf Shops Worldwide, Prime Bank of Melbourne, Florida, and the Freedom Forum Diversity Institute, based in Nashville, Tennessee. Mr. Coleman has served as a director of the Company since the Merger, and prior thereto as a director of Gendex.

John C. Miles II Age 65	Mr. Miles served as Chairman of the Board from May 1998 until May 2005, and remains a Director of the Company. In January 2004, he retired from his position as Chief Executive Officer, a position which he held since January 1, 1996. Mr. Miles served as Vice Chairman of the Board from January 1, 1997 until becoming Chairman in May 1998. Prior to January 1, 1996, he had been President and Chief Operating Officer since the Merger, and served as President and Chief Operating Officer of DENTSPLY International Inc. (‘‘Old Dentsply”) prior to its merger with Gendex Corporation (‘‘Gendex”) on June 11, 1993 (the ‘‘Merger”), commencing January 1990. Mr. Miles is currently serving as a director of Respironics, Inc. Mr. Miles has been a director of the Company since the Merger and was a director of Old DENTSPLY commencing January 1990.

W. Keith Smith Age 72	Mr. Smith served as Senior Vice Chairman of Mellon Financial Corporation and Mellon Bank, N.A., as well as a member of the Board of Directors from 1987 until 1998. In his capacity as head of Mellon Trust, he served as Chairman and Chief Executive Officer of The Boston Company and Boston Safe Deposit Company, as well as Chairman of The Dreyfus Corporation and Buck Consultants Inc. Mr. Smith joined Mellon in 1987 as Vice Chairman and Chief Financial Officer of Mellon Bank Corporation and Mellon Bank, N.A., and served in that capacity until 1990. Mr. Smith is a Chartered Accountant and a member of the Financial Executives Institute. He serves on the Boards of Directors of PPL Corporation, LED Medical Diagnostics, Inc., Baytree National Bank & Trust Co., Baytree Bancorp, West Penn Allegheny Health System, Allegheny General Hospital, River City Brass Band Endowment, Robert Morris University, and the Greater Pittsburgh Council of the Boy Scouts of America. Mr. Smith has served as a director of the Company since the Merger and prior thereto served as a director of Old DENTSPLY.

Directors Continuing as Class I Directors

Name and Age	Principal Occupation and Directorships

Michael C. Alfano, D.M.D., Ph.D. Age 59	Dr. Alfano is Executive Vice President at New York University where he is responsible for Finance, Budget, Endowment, Real Estate, Facilities, Treasury and Human Resources. He is also Professor of Basic Science and Craniofacial Biology at the NYU College of Dentistry since 1998, where he also served as Dean until 2006. Beginning in 1982 until 1998 he held a number of positions with Block Drug Company, including Senior Vice President for Research & Technology and President of Block Professional Dental Products Company. He served on the Board of Directors of Block Drug Company, Inc. from 1988 to 1998. He serves as a member of or consultant to various public health organizations, including the Editorial Board of the American Journal of Dentistry since 1987, and served on the Board of Overseers for the School of Dental Medicine at the University of Pennsylvania from 1992 to 2004. In addition, Dr. Alfano has served as a consultant to the Consumer Healthcare Product Association and as the industry representative to the Non-Prescription Drugs Advisory Committee of the FDA from 2001 to 2005. He is a founding director of the Friends of the National Institute for Dental and Craniofacial Research, and he is a founding director of the not-for-profit Santa Fe Group. He was also a Trustee of the New York State Dental Foundation until 2006. Dr. Alfano was appointed to the DENTSPLY Board of Directors in February, 2001.

Eric K. Brandt Age 44	Mr. Brandt was appointed Senior Vice President and Chief Financial Officer of Broadcom Corporation in March 2007. From September 2005 until March 2007, he served as President and Chief Executive Officer at Avanir Pharmaceuticals. Beginning in 1999, he held various positions at Allergan, Inc., including Corporate Vice President and Chief Financial Officer until 2001, President of Consumer Eye Care from 2001 to 2002, and in 2005 until his departure Executive Vice President of Finance and Technical Operations and Chief Financial Officer. Prior to joining Allergan, he was Vice President and Partner at Boston Consulting Group, and a senior member of the BCG Health Care and Operations practices. He currently serves on the Board of Vertex Pharmaceuticals, Inc. and Avanir Pharmaceuticals. Mr. Brandt was appointed to the DENTSPLY Board of Directors in November 2004.

William F. Hecht Age 64	Mr. Hecht retired as Chairman and Chief Executive Officer of PPL Corporation, a diversified utility and energy services company, on October 1, 2006. He was elected President and Chief Operating Officer in 1991 and Chairman in 1993. In addition to PPL Corporation, he served on the Boards of PPL Electric Utilities Corporation and PPL Energy Supply, LLC, subsidiaries of PPL Corporation. Mr. Hecht also serves as a director of the Federal Reserve Bank of Philadelphia and Renaissance ReHoldings Ltd. He also serves on the Board of a number of civic and charitable organizations. Mr. Hecht was appointed to the DENTSPLY Board of Directors in March 2001.

Name and Age	Principal Occupation and Directorships

Francis J. Lunger Age 61	Mr. Lunger served on the Board of Millipore Corporation from 2001 until March 2005, including serving as Chairman from April 2002 until April 2004. Mr. Lunger joined Millipore in 1997 as Senior Vice President and Chief Financial Officer and held several executive management positions, which included serving as Executive Vice President and Chief Operating Officer from 2000 until 2001, and President and Chief Executive Officer from August 2001 until January 2005. Prior to joining Millipore, Mr. Lunger held executive management positions at Oak Industries, Inc., Nashua Corporation, and Raychem Corporation. Mr. Lunger was elected to the Dentsply Board of Directors in May 2005.

Directors Continuing as Class II Directors

Name and Age	Principal Occupation and Directorships

Wendy L. Dixon, Ph.D. Age 51	Dr. Dixon serves as the President of Global Marketing and Chief Marketing Officer at Bristol-Myers Squibb Company, a position she has held since joining the company in December 2001. She also serves on the Executive Committee of Bristol-Myers. From 1996 to November 2001, Dr. Dixon held executive management positions at Merck & Company, most recently serving as the Senior Vice President of Marketing. Prior to her employment at Merck, Dr. Dixon held executive management positions with Osteotech and Centocor and various positions at SmithKline in marketing, regulatory affairs and project management. Dr. Dixon was appointed to the DENTSPLY Board of Directors in July 2005.

Leslie A. Jones Age 67	Mr. Jones served as Chairman of the Board of the Company from May 1996 to May 1998. From January 1991 to January 1992, he was a Senior Vice President and Special Assistant to the President of Old DENTSPLY. Prior to that time, Mr. Jones served as Senior Vice President of North American Operations. Mr. Jones has served as a director of the Company since the Merger, and prior to the Merger served as a director of Old DENTSPLY.

Bret W. Wise Age 46	Mr. Wise joined DENTSPLY in November 2002 as Senior Vice President and Chief Financial Officer. In January 2005, he was promoted to Executive Vice President with responsibility for two of DENTSPLY’s four operating groups, corporate research and development, and business development activities. In January 2006 Mr. Wise was promoted to President and Chief Operating Officer, and assumed his current role as Chairman, CEO and President on January 1, 2007. Prior to joining DENTSPLY, Mr. Wise was Senior Vice President and Chief Financial Officer of Ferro Corporation of Cleveland, Ohio, a global specialty chemical company, where he also had operating responsibility for Ferro’s operations in the Asia Pacific region and global porcelain enamel business. Prior to that, he was Vice President and Chief Financial Officer of WCI Steel, Inc. of Warren, Ohio, and a partner with the accounting and consulting firm of KPMG. Mr. Wise currently serves on the boards of the Dental Trade Alliance, the National Foundation of Dentistry for the Handicapped, and IMS Health. He joined the DENTSPLY board in August 2006 and was named Chairman in January 2007.

Votes Required

The Class III directors will be elected by a plurality of the votes of shares present and entitled to vote. Accordingly, the four nominees for election as directors who receive the highest number of votes actually cast will be elected. Broker non-votes will be treated as shares that neither are capable of being voted nor have been voted and, accordingly, will have no effect on the outcome of the election of directors.

The Board of Directors unanimously recommends a vote FOR the nominees for election as Class III directors.

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM

The Audit and Finance Committee appointed PricewaterhouseCoopers LLP (“PwC”), independent registered public accounting firm, to audit the financial statements of the Company and to audit the Company’s internal control over financial reporting for the year ending December 31, 2007.

In connection with the audit of the Company’s financial statements, it is expected that PwC will also audit the books and accounts of certain subsidiaries of the Company at the close of their current fiscal years. A representative of PwC will be present at the Annual Meeting and will have the opportunity to make a statement, if such person desires to do so, and to respond to appropriate questions.

Following is a summary of the fees billed to the Company by PricewaterhouseCoopers LLP for professional services rendered during 2006 and 2005, and are categorized in accordance with the SEC’s rules on auditor independence as follows:

	2006	2005
	($)	($)

Audit (1)	2,591,822	2,588,939
Audit related (2)	75,100	51,500
Tax (3)	78,797	100,304
Total	2,745,719	2,740,743

(1)	The audit fees for the years ended December 31, 2006 and 2005, respectively, were for professional services rendered for each of the indicated fiscal years in connection with the audits of the Company’s annual consolidated financial statements included in Form 10-K and review of quarterly consolidated financial statements included in Form 10-Qs, or for services that are normally provided by the accountants in connection with statutory and regulatory filings or engagements. In addition, for the years ended December 31, 2006 and 2005, audit fees included professional services related to the audit of the Company’s internal control over financial reporting as required by the Sarbanes-Oxley Act of 2002.

(2)	The audit related fees for the years ended December 31, 2006 and 2005, respectively, were for assurance and related services that are reasonably related to the performance of the audit or review of the Company’s Financial Statements. Such services include assistance in applying financial accounting and reporting standards and certain attestation services.

(3)	Tax fees for the years ended December 31, 2006 and 2005, respectively, were for audit related tax compliance in each of the indicated fiscal years.

The Audit and Finance Committee reviewed summaries of the services provided by PwC and the related fees and determined that the provision of non-audit services is compatible with maintaining the independence of PwC.

The Audit and Finance Committee has adopted procedures for pre-approval of services provided by PwC. Under these procedures, all services to be provided by PwC must be pre-approved by the Audit and Finance Committee, or can be pre-approved by the Chairman of the Audit and Finance Committee subject to ratification by the Committee at its next meeting. Management makes a presentation to the Committee (or the Chairman of the Committee, as applicable) describing the types of services to be performed and the projected budget for such services. Following this presentation, the Committee advises Management of the services that are approved and the projected level of expenditure for such services. All of the fees reported above were approved by the Audit Committee in accordance with their procedures.

The proposal to ratify the appointment of PwC will be approved by the stockholders if it receives the affirmative vote of a majority of the shares present in person or represented by proxy at the meeting and entitled to vote on the proposal. If there is an abstention noted on the proxy card for this proposal, the abstention will have the effect of a vote against the proposal even though the shares represented thereby will not be counted as having been voted for or against the proposal. Broker non-votes will be treated as shares not capable of being voted on the proposal and, accordingly, will have no effect on the outcome of voting on the proposal.

The Audit and Finance Committee and the Board of Directors recommend a vote FOR ratification of the selection of PwC as independent registered public accounting firm for the Company.

APPROVE AMENDMENTS TO THE COMPANY’S 2002 EQUITY INCENTIVE PLAN

AMENDMENT TO THE 2002 AMENDED AND RESTATED EQUITY INCENTIVE PLAN TO ELIMINATE AUTOMATIC STOCK OPTION GRANTS TO OUTSIDE DIRECTORS AND TO INCLUDE PERFORMANCE CRITERIA WITH RESPECT TO THE GRANT OF PERFORMANCE-BASED RESTRICTED STOCK AND RESTRICTED STOCK UNITS

We are asking stockholders to approve an amendment to our 2002 Amended and Restated Equity Incentive Plan (the “Plan”) to eliminate automatic stock option grants to members of the Company’s Board of Directors who are not employees of the Company (“Outside Directors”) and to incorporate specific performance-based criteria with respect to the grant of restricted stock and restricted stock units.

Elimination of Automatic Grant Program

The Plan currently provides that Outside Directors automatically receive a nonqualified stock option grant upon first joining the Board, and an additional option grant every three years thereafter that they continue to serve as an Outside Director (or an equivalent grant of restricted stock, restricted stock units, or stock appreciation rights). The Company’s Board of Directors recently retained an independent compensation consultant, Towers Perrin, to provide it with information and recommendations concerning current market and peer-company practices in compensating non-employee directors, including stock-based compensation. Based on such information and recommendations, the Company’s Board of Directors has determined that it would be in the best interest of the Company and its stockholders to eliminate these automatic grants and to provide instead that grants under the Plan to Outside Directors, like grants to Key Employees, consultants and advisors, would be made in the discretion of the Human Resources Committee of the Board of Directors.

The full text of the amendments to the Plan are set forth in Appendix A to this Proxy.

Inclusion of Performance Criteria

Section 162(m) of the Code (“Section 162(m)”) disallows a Federal income tax deduction to a publicly held company for compensation that is paid to its chief executive officer, chief financial officer and its three other most highly compensated executive officers (“covered employees”) to the extent such compensation exceeds $1,000,000 annually. The limitation does not apply to compensation that qualifies as “performance-based” under regulations promulgated under Section 162(m). Among other requirements, performance-based compensation is compensation that is paid solely on account of one or more pre-established, objective performance goals, the material terms of which have been disclosed to and approved by the stockholders of the publicly held company.

The Board has determined that the Company should preserve its ability to deduct the amount of compensation paid to its covered employees to the extent practicable. Accordingly, the Board is recommending that stockholders approve the material terms of performance goals that the Human Resources Committee may apply to grants of restricted stock and restricted stock units so that such awards qualify as “performance-based” for purposes of Section 162(m). If stockholders approve the amendment, the Human Resources Committee may grant restricted stock and restricted stock unit awards subject to the attainment of performance goals in addition to, or in lieu of, time-based vesting conditions.

The performance goals are described in detail in Paragraph 9 of the amendments to the Plan in Appendix A. Under the plan no more than two million (2,000,000) shares may be awarded as restricted stock or restricted stock units, and in any calendar year no key employee may be granted restricted stock and restricted stock units in excess of 150,000 shares of common stock.

If stockholders approve the amendment, subject to compliance with other factors that must be met to satisfy the performance-based compensation requirements, the Company will be able to fully deduct compensation that is paid to its covered employees in the form of restricted stock and restricted stock units upon the attainment of specified performance measures. The Company can currently fully deduct compensation that is paid to its covered employees in the form of stock options and stock appreciation rights since the plan was structured to comply with the performance-based requirements applicable to such awards.

DESCRIPTION OF THE 2002 AMENDED AND RESTATED EQUITY INCENTIVE PLAN

The following is a summary of the principal features of the Plan with the proposed Amendments.

General Provisions

Types of Award.  Stock options (“Options”), stock which is subject to certain forfeiture risks and restrictions (“Restricted Stock”), stock delivered upon vesting of units (“Restricted Stock Units”) and stock appreciation rights (“Stock Appreciation Rights”) may be awarded under the Equity Incentive Plan (collectively, “Awards”).

Administration.  The Equity Incentive Plan is administered by the Human Resources Committee, or a Subcommittee thereof (the “Committee”), of the Board. The Committee is comprised of two or more members of the Board, each of whom qualifies as a “Non-Employee Director” as defined in Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the “1934 Act”), or any successor rule or regulation, “independent directors” as defined in Section 4200(15) of the Marketplace Rules of The Nasdaq Stock Market and “outside directors” as defined in Section 162(m) or any successor provision of the Code and applicable Treasury regulations thereunder, if such qualification is deemed necessary in order for the grant or the exercise of Options under the Equity Incentive Plan to qualify for any tax or other material benefit to participants or the Company under applicable law. Subject to the express provisions of the Equity Incentive Plan, the Committee will have sole discretion concerning all matters relating to the Equity Incentive Plan and Awards, including, without limitation, those persons to whom Awards will be granted, the number of shares subject to each Award and the vesting schedule and expiration date of such Award.

Eligibility.  The Committee will select those officers and other key employees of the Company, including members of the Board who are also employees (“Employee Directors”), members of the Board who are not employees of the Company (“Outside Directors”), and consultants and advisors to the Company to participate in the Equity Incentive Plan on the basis of the importance of their services in the management, development and operations of the Company. Officers, other key employees and Employee Directors are collectively referred to as “Key Employees.”

Shares Available.  Awards with respect to an aggregate of seven million (7,000,000) shares of Common Stock (plus any shares of Common Stock covered by any unexercised portion of canceled or terminated stock options granted under the DENTSPLY International Inc. 1993 Stock Option Plan or 1998 Stock Option Plan), may be granted under the Equity Incentive Plan (the “Maximum Number”). Since Awards have already been made under the 2002 Plan, subject to the adjustment described below, the current number of shares available for issuance under the Equity Incentive Plan is 5,157,752. The Maximum Number will be increased on January 1 of each calendar year during the term of the Equity Incentive Plan to equal seven percent (7%) of the outstanding shares of Common Stock on such date, in the event that 7,000,000 shares is less than seven percent (7%) of the outstanding shares of Common Stock on such date, prior to such increase, provided that notwithstanding any such adjustment in the Maximum Number, all Awards granted under the Plan, subject to forfeitures or cancellations, shall be counted against the Maximum Number. Notwithstanding the foregoing, and subject to adjustment as provided below, (i) Options with respect to no more than one million (1,000,000) shares of Common Stock may be granted as ISOs under the Plan,

(ii) no more than two million (2,000,000) shares may be awarded as Restricted Stock or Restricted Stock Units under the Plan, and (iii) in any calendar year no Key Employee may be granted Awards with respect to more than five hundred thousand (500,000) shares of Common Stock or Restricted Stock and Restricted Stock Units in excess of 150,000 shares of Common Stock. Any shares of Common Stock reserved for issuance upon exercise of Options or Stock Appreciation Rights which expire, terminate or are cancelled, and any shares of Common Stock subject to any grant of Restricted Stock or Restricted Stock Units which are forfeited, may again be subject to new Awards under the Plan.

Adjustments.  The number of shares of Common Stock subject to the Equity Incentive Plan, the exercise price of Awards and the number of shares available for Awards subsequently granted under the Equity Incentive Plan will be appropriately adjusted to reflect any stock dividend, stock split or combination of shares. In the event of any merger, consolidation or reorganization of the Company, there will be substituted on an equitable basis for each share of Common Stock then subject to the Equity Incentive Plan and for each share of Common Stock then subject to an Award granted under the Equity Incentive Plan, the number and kind of shares of stock, other securities, cash or other property to which the holders of Common Stock of the Company are entitled pursuant to such transaction.

Options

Subject to the terms of the Equity Incentive Plan, the Committee may from time to time grant Options which are incentive stock options (“ISOs”) meeting the requirements of Section 422 of the Code to Key Employees, or options which do not meet such requirements (“Nonqualified Options” or “NSOs”), to Key Employees or Outside Directors of, or consultants or advisors to, the Company; provided, however: (a) the exercise price per share of each ISO will be the fair market value of a share of Common Stock on the date such ISO is granted. For purposes of the Plan, “Fair Market Value” shall mean the closing sales price of the Common Stock on The Nasdaq National Market, or other national securities exchange which is the principal securities market on which the Common Stock is traded (as reported in The Wall Street Journal, Eastern Edition); (b) the aggregate fair market value (determined with respect to each ISO at the time such Option is granted) of the shares of Common Stock with respect to which ISOs are exercisable for the first time by an Optionee during any calendar year (under all incentive stock option plans of the Company) will not exceed $100,000; and (c) if an ISO is granted to an individual who owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company, (i) the exercise price of each ISO will not be less than one hundred ten percent (110%) of the fair market value of a share of Common Stock on the date the ISO is granted, and (ii) the ISO will expire and all rights to purchase shares thereunder will cease no later than the fifth anniversary of the date the ISO was granted. NSOs will be in such form and subject to such restrictions and other terms and conditions as the Committee may determine, provided, however, that the exercise price per share of each NSO will not be less than the fair market value of a share of Common Stock on the date the NSO is granted. Each Option will vest in three equal annual installments commencing on the first anniversary of the date of grant, provided, however, that the Committee, in its sole discretion, will have the authority to shorten or lengthen the exercise period with respect to any or all Options, or any part thereof, granted under the Plan.

Stock Appreciation Rights

The Committee may award Stock Appreciation Rights in tandem with another Award, in addition to another Award, or freestanding and unrelated to another Award. The Committee will determine the number of shares of Common Stock to be issued pursuant to a Stock Appreciation Right Award, the grant price and the conditions and limitations applicable to the exercise. A Stock Appreciation Right entitles the recipient to receive, upon exercise, an amount equal to the product of (a) the excess of the fair market value of a share of Common Stock on the date of exercise over the grant price and (b) the number of shares of Common Stock as to which the Stock Appreciation Right is being exercised. Payment will be made by the Company solely in shares of Common Stock, provided that, the Stock Appreciation Rights which are settled shall be counted in full against the number of shares available for award under the Plan, regardless of the number of shares of Common Stock issued upon settlement of the Stock Appreciation Right. Stock Appreciation Rights will vest with respect to one-third of the total number of shares of Common Stock subject to the Stock Appreciation Right on the first anniversary following the date of grant, and with respect to an additional one-third of the total number of shares of Common Stock subject to the Stock Appreciation

Right, on each of the second and third anniversaries. The Committee, in its sole discretion, may shorten or lengthen the vesting schedule. Notwithstanding the foregoing, a tandem stock appreciation right will be exercisable at such time or times and only to the extent that the related Award is exercisable.

Restricted Stock and Restricted Stock Units

The Committee may award shares of Restricted Stock and/or Restricted Stock Units on such terms as it deems advisable, including performance requirements established by the Committee. Restrictions on shares of Restricted Stock and/or Restricted Stock Units will lapse over a period of time or according to such other criteria (including performance-based criteria) as the Committee deems appropriate (the “Restricted Period”). During the Restricted Period, the recipient may not sell or otherwise dispose of the shares of Restricted Stock or Restricted Stock Units. During the Restricted Period, the recipient will have the right to vote shares of Restricted Stock and to receive any dividends or other distributions paid on such shares of Restricted Stock, subject to any restrictions deemed appropriate by the Committee. All restrictions imposed on Restricted Stock and/or Restricted Stock Units will lapse upon the expiration of the applicable Restricted Period and the satisfaction of all conditions imposed by the Committee. Upon the lapse of restrictions with respect to any Restricted Stock Units, the value of such Restricted Stock Units will be paid to the recipient in shares of Common Stock (determined as of the date on which restrictions with respect to such Restricted Stock Units lapse).

Effect of Termination of Employment or Service

Except in the event of death, disability, retirement or a “Change in Control” or as otherwise determined by the Committee, the right to exercise any Option or Stock Appreciation Right held by a participant whose employment with the Company or service on the Board is terminated for any reason other than “Cause” (as defined in the Equity Incentive Plan) will terminate 90 days following the date of termination of employment or service on the Board. The right to exercise any Option or Stock Appreciation Right held by a recipient whose employment with the Company or service on the Board is terminated for “Cause” will terminate on the date of termination of employment. Unless otherwise provided in the Equity Incentive Plan or determined by the Committee, vesting of Options and Stock Appreciation Rights ceases upon termination of a recipient’s employment or relationship with the Company.

If a recipient who has received Restricted Stock and/or Restricted Stock Units ceases to be employed by or to provide service to the Company during the Restricted Period, or if other specified conditions are not met, the Restricted Stock and/or Restricted Stock Units will terminate as to all shares covered by the Award as to which the restrictions have not lapsed, and, in the case of Restricted Stock, those shares of Common Stock shall be canceled in exchange for the purchase price, if any, paid by the recipient for such shares. The Committee may provide, however, for complete or partial exceptions to this requirement as it deems appropriate.

In the event of the death or Disability (as defined in the Equity Incentive Plan) of a recipient during employment with the Company or service on the Board, all Options and Stock Appreciation Rights held by the recipient will become fully exercisable on such date of death or Disability, all restrictions and conditions on all Restricted Stock and/or Restricted Stock Units held by the recipient will lapse on such date of death or Disability and the recipient (estate in the case of death) will have one (1) year from the date of death or disability to exercise any NSOs and Stock Appreciation Rights.

If a recipient who is not a director of the Company retires at or after age 65 or at or after age 60 with a minimum of 15 years of service with the Company, (a) the Options and Stock Appreciation Rights held by such recipient will become fully exercisable as of the date of such retirement and expire on the earlier of the fifth anniversary of the date of such retirement or the date that they expire in accordance with their terms and (b) all restrictions and conditions on all Restricted Stock and/or Restricted Stock Units held by such Key Employee shall lapse on the date of such retirement. If the service of an Outside Director is terminated in accordance with the Company’s retirement policy for directors, (a) all Options held by such director shall become fully exercisable on the date of such retirement and expire on the earlier of the fifth anniversary of the date of such retirement or the date that they expire in accordance with their terms and (b) all restrictions and conditions on all Restricted Stock and/or Restricted Stock Units held by such Outside Director shall lapse on the date of such retirement. If a Key Employee who is an Employee Director terminates employment with the Company at or after age 65 or at or after age 60 with a minimum of 15 years of service with the Company and continues to serve as a director, then upon the retirement of such director from the board (a) all Options held by such director shall become fully exercisable on the date of such retirement and each of the Options held by such director shall expire on the earlier of the fifth anniversary of the date of such retirement or the date that they expire in accordance with their terms and (b) all restrictions and conditions on all Restricted Stock and/or Restricted Stock Units held by such director shall lapse on the date of such retirement.

Exercise of Options

Except as otherwise provided in the Equity Incentive Plan or in any Option agreement or grant certificate, the Optionee will pay the full exercise price of each Option upon the date of exercise of such Option (a) in cash, (b) pursuant to a cashless exercise arrangement with a broker on such terms as the Committee may determine, (c) by delivering shares of Common Stock held by the Optionee for at least six (6) months and having an aggregate fair market value on the date of exercise equal to the Option exercise price, (d) in the case of a Key Employee, by such other medium of payment as the Committee, in its sole discretion, will authorize, or (e) by any combination of (a), (b), (c), and (d).

Withholding Obligations

The Company has the right to withhold from any Award, from any payment due or transfer made under any Award or under the Equity Incentive Plan or from any compensation or other amount owing to a participant the amount (in cash, shares or other property) of any applicable withholding or other taxes in respect of an Award, its exercise, or any payment or transfer under an Award or under the Equity Incentive Plan and to take such other action as may be necessary in the opinion of the Committee to satisfy all obligations for the payment of such taxes.

Change in Control

Immediately upon a “Change in Control” (as defined in the Equity Incentive Plan), all outstanding Options and Stock Appreciation Rights, whether or not otherwise exercisable as of the date of such Change in Control, will become fully exercisable and all restrictions thereon will terminate in order that optionees may fully realize the benefits thereunder, and all restrictions and conditions on all Restricted Stock and Restricted Stock Units granted to Key Employees or Outside Directors shall lapse upon the effective date of the Change of Control. The Committee may determine in its discretion (but shall not be obligated to do so) that any or all holders of outstanding Options and Stock Appreciation Right Awards which are exercisable immediately prior to a Change of Control (including those that become exercisable upon the Change in Control) will be required to surrender them in exchange for a payment, in cash or Common Stock as determined by the Committee, equal to the value of such Options and Stock Appreciation Rights (as determined by the Committee in its discretion), with such payment to take place as of the date of the Change in Control or such other date as the Committee may prescribe. The acceleration described above also applies if following a reorganization, merger or combination in which new shareholders comprise at least forty-five percent (45%) of the ownership of the Common Stock or voting power in the Company, a Key Employee grantee’s employment is terminated other than for Cause (as defined in the Plan) or if a Key Employee grantee voluntarily terminates his or her employment in certain circumstances.

Termination, Amendment and Term of the Equity Incentive Plan

The Board or the Committee may terminate, suspend, or amend the Equity Incentive Plan, in whole or in part, from time to time, without the approval of the stockholders of the Company provided, however, that no amendment will be effective until approved by the stockholders of the Company if such stockholder approval is required in order for the Equity Incentive Plan to continue to satisfy the requirements of applicable tax or other laws. No amendment or termination of the Equity Incentive Plan will adversely affect any Option theretofore granted without the consent of the Optionee. Unless earlier terminated in accordance herewith, the Equity Incentive Plan will terminate on March 22, 2012. Termination of the Equity Incentive Plan will not affect Awards previously granted thereunder.

New Equity Incentive Plan Benefits

As described above, the Key Employees of the Company and Outside Directors who receive Awards under the Equity Incentive Plan are to be determined by the Committee in its discretion. Accordingly, it is not possible to predict the amounts that will be received by or allocated to particular Outside Directors, Key Employees or groups of Key Employees under the Equity Incentive Plan.

Certain Federal Income Tax Consequences

The following is a brief summary of the federal income tax consequences of awards under the Plan based upon current federal income tax laws. The summary is not intended to be comprehensive and, among other things, does not describe state, local or foreign tax consequences.

The award of an ISO will have no immediate tax consequences to the Company or the optionee. However, in the year of exercise, the difference between the fair market value of the shares at the time of exercise and the exercise price of the Option is an item of tax preference subject to the possible application of the alternative minimum tax. If an optionee does not dispose of shares received upon exercise of an ISO for at least two years after the date of the ISO award and for at least one year from the date of exercise (a “disqualifying disposition”), gain or loss on a subsequent sale or exchange of the shares will be a capital gain or loss in the amount of the difference between the amount realized on the sale or exchange and the exercise price (or the recipient’s other tax basis in the shares) at a tax rate which will depend on the length of time the shares were held and other factors. If there is a disqualifying disposition, the optionee generally will recognize compensation income equal to the lesser of (i) the excess of the fair market value of the shares on the exercise date over the exercise price, or (ii) the excess of the amount realized on disposition over the exercise price. Any additional gain will be taxable as a capital gain, and any loss will be treated as a capital loss. Upon any such disqualifying disposition by an optionee, the Company will be entitled to a deduction in the amount of compensation income realized by the optionee.

The award of an NSO will have no immediate tax consequences to the Company or the optionee. Upon exercise of a NSO, an optionee will recognize ordinary income in an amount equal to the difference between the exercise price of the NSO and the fair market value of the shares on the date of exercise. The Company will be entitled to a corresponding tax deduction at the time of exercise.

The award of a stock appreciation right will have no immediate tax consequences to the Company or the recipient. Upon exercise of the Stock Appreciation Right, the recipient will recognize ordinary income in an amount equal to the difference between the grant price of the Stock Appreciation Right and the fair market value of the shares received.

The grant of Restricted Stock normally will not result in the recognition of taxable income if the stock is not transferable and is subject to a substantial risk of forfeiture for federal tax purposes. When the stock is either transferable or is no longer subject to a substantial risk of forfeiture, the recipient will have taxable income in an amount equal to the fair market value of the shares (less any amount paid for the shares) at that time and the Company will have a corresponding deduction. Alternatively, the recipient of Restricted Stock may elect to recognize taxable income when Restricted Stock is granted. This election is referred to as a “section 83(b) election.” The amount of the taxable income will be an amount equal to the fair market value of the shares (less any amount paid for the shares) on the date of grant. Any gain or loss recognized by the recipient upon a later sale of the shares will be capital gain or loss. If a recipient chooses to make a section 83(b) election at the time of an award of Restricted Stock and then forfeits the shares (for example, by terminating employment during the Restriction Period), the recipient will not be entitled to any tax deduction or tax refund with respect to the tax previously paid.

The grant of a Restricted Stock Unit will not result in the recognition of taxable income. Taxation is deferred until shares are actually delivered upon vesting of the Restricted Stock Unit. The Company is entitled to a tax deduction upon inclusion in the recipient’s income of the value of the shares delivered. Restricted Stock Units do not qualify for the 83(b) election, because the Restricted Stock Unit does not represent actual property, like a share of stock, but is simply a promise by the Company to issue fully-vested shares in the future if the recipient completes the requisite service period.

YOU ARE NOT BEING ASKED TO APPROVE ANY ADDITIONAL SHARES FOR ISSUANCE
UNDER THE PLAN.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE PROPOSAL TO
APPROVE THE AMENDMENTS TO THE 2002 EQUITY INCENTIVE PLAN.

PRINCIPAL BENEFICIAL OWNERS OF SHARES

The following table sets forth certain information with respect to all persons or groups known by the Company to be the beneficial owners of more than 5% of its outstanding Common Stock as of March 27, 2007.

	Shares Owned
	Beneficially
Five Percent Stockholders	Number		Percent

FMR Corp	9,711,764	(1)	6.4
82 Devonshire Street Boston, MA 02109
The DENTSPLY International Inc.	8,548,702	(2)	5.6
Employee Stock Ownership Plan Trust c/o T. Rowe Price P. O. Box 17349 Baltimore, MD 21297-1349

(1)	Based on information contained in the Amended Schedule 13G filed by FMR Corp. on February 14, 2007.

(2)	Participants in the Company ESOP have the right to direct the trustee of the Company ESOP as to the voting of shares allocated to such participants’ accounts on all matters submitted to a vote of the stockholders of the Company, including the election of directors. Unallocated shares and shares as to which no directions are received by the trustee of the Company ESOP are voted as directed by the Company ESOP Committee, which consists of certain employees of the Company. As of March 27, 2007, 8,548,702 of the shares held by the trust holding the assets of the Company ESOP were allocated to participant accounts and no shares remained unallocated. Each Company ESOP participant who is fully vested is entitled to receive a distribution of all of the shares of common stock allocated to his or her account as soon as practicable after such participant’s employment with the Company terminates. In general, except for certain participants who are age 55 or older and have been participants in the Company ESOP for at least 10 years, or who have vested balances that exceed six times their previous year’s salary, participants are not entitled to sell shares allocated to their accounts until their employment has terminated and the shares allocated to such participants’ accounts are distributed to them.

STOCK OWNERSHIP BY DIRECTORS AND EXECUTIVE OFFICERS

The following table sets forth information regarding the beneficial ownership of the Company’s Common Stock as of March 27, 2007 held by (i) the Company’s chief executive officer, chief financial officer and the other named executive officers, (ii), each director and nominee for director and (iii) all directors and executive officers of the Company as a group (based on 152,006,639 shares of Common Stock outstanding as of such date).

	Shares Owned
	Beneficially
Stock Ownership by Executive Officers and Directors	Number		Percent

Gerald K. Kunkle, Jr.	777,818	(1)	*
William R. Jellison	471,296	(2)	*
Bret W. Wise	287,179	(3)	*
Christopher T. Clark	277,370	(4)	*
Brian M. Addison	281,998	(5)	*
Dr. Michael C. Alfano	23,824	(6)	*
Eric K. Brandt	12,392	(7)	*
Paula H. Cholmondeley	37,043	(8)	*
Michael J. Coleman	78,509	(9)	*
Wendy L. Dixon	6,667	(10)	*
William F. Hecht	48,190	(11)	*
Leslie A. Jones	246,388	(12)	*
Francis J. Lunger	8,039	(13)	*
John C. Miles II	17,667	(14)	*
W. Keith Smith	141,403	(15)	*
All directors and executive officers as a group (19 persons)	3,370,906	(16)	2.2

*	Less than 1%

(1)	Includes 13,008 shares allocated to the Company ESOP account of Mr. Kunkle, 15,000 shares held in Mr. Kunkle’s individual retirement account, 132,200 shares which were exercised on March 29 and March 30, 2007, 266,234 shares which could be acquired pursuant to the exercise of options exercisable during 2008, 316,744 shares which could be acquired pursuant to the exercise of options exercisable during 2009 and 4,632 shares which could be acquired pursuant to the SERP upon retirement or termination from the Company.

(2)	Includes 3,000 shares held by a Mr. Jellison’s family trust, 9,981 shares allocated to the Company ESOP account of Mr. Jellison, 430,203 shares which could be acquired pursuant to the exercise of options exercisable within 60 days of March 27, 2007 and 16,687 shares which could be acquired pursuant to the SERP upon retirement or termination from the Company.

(3)	Includes 500 shares held by Mr. Wise’s spouse, 2,391 shares allocated to the Company ESOP account of Mr. Wise, 269,530 shares which could be acquired pursuant to the exercise of options exercisable within 60 days of March 27, 2007 and 9,758 shares which could be acquired pursuant to the SERP upon retirement or termination from the Company.

(4)	Includes 27,740 shares allocated to the Company ESOP account of Mr. Clark, 240,238 shares which could be acquired pursuant to the exercise of options exercisable within 60 days of March 27, 2007 and 9,392 shares which could be acquired pursuant to the SERP upon retirement or termination from the Company.

(5)	Includes 16,648 shares allocated to the Company ESOP account of Mr. Addison, 251,992 shares which could be acquired pursuant to the exercise of options exercisable within 60 days of March 27, 2007 and 10,358 shares which could be acquired pursuant to the SERP upon retirement or termination from the Company.

(6)	Consists of 18,000 shares, which could be acquired pursuant to the exercise of options exercisable within 60 days of March 27, 2007.

(7)	Consists of 12,000 shares which could be acquired pursuant to the exercise of options exercisable within 60 days of March 27, 2007 and 392 shares which could be acquired pursuant to the Deferred Plan when Mr. Brandt ceases to be a Board member.

(8)	Consists of 30,000 shares which could be acquired pursuant to the exercise of options exercisable within 60 days of March 27, 2007 and 7,043 shares which could be acquired pursuant to the Deferred Plan when Ms. Cholmondeley ceases to be a Board member.

(9)	Includes 12,600 shares held by Mr. Coleman’s spouse, 42,000 shares which could be acquired pursuant to exercise of options exercisable within 60 days of March 27, 2007 and 17,909 shares which could be acquired pursuant to the Deferred Plan when Mr. Coleman ceases to be a Board member.

(10)	Consists of 6,667 shares which could be acquired pursuant to the exercise of options exercisable within 60 days of March 27, 2007.

(11)	Consists of 36,000 shares which could be acquired pursuant to the exercise of options exercisable within 60 days of March 27, 2007 and 12,190 shares which could be acquired pursuant to the Deferred Plan when Mr. Hecht ceases to be a Board member.

(12)	Includes 46,000 shares held by Mr. Jones’ spouse, 42,000 shares which could be acquired pursuant to exercise of stock options exercisable within 60 days of March 27, 2007 and 14,330 shares which could be acquired pursuant to the Deferred Plan when Mr. Jones ceases to be a Board member.

(13)	Includes 6,000 shares which could be acquired pursuant to exercise of stock options exercisable within 60 days of March 27, 2007 and 2,039 shares that could be acquired pursuant to the Deferred Plan when Mr. Lunger ceases to be a Board member.

(14)	Includes 6,667 shares which could be acquired pursuant to exercise of stock options exercisable within 60 days of March 27, 2007.

(15)	Includes 42,000 shares which could be acquired pursuant to exercise of stock options exercisable within 60 days of March 27, 2007 and 25,693 shares which could be acquired pursuant to the Deferred Plan when Mr. Smith ceases to be a Board member.

(16)	Includes 62,660 shares held by or for the benefit of others, 15,000 shares held in individual retirement accounts, 570 shares held in 401(k) accounts, 135,226 shares allocated to employees’ ESOP accounts, 2,692,434 shares which could be acquired pursuant to the exercise of options exercisable within 60 days of March 27, 2007, 79,596 shares which could be acquired pursuant to the Deferred Plan when directors cease to be Board members and 69603 shares which could be acquired pursuant to the SERP upon retirement or termination of executive officers from the Company.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Under federal securities laws, the Company’s directors, certain officers, and persons holding more than 10% of the Common Stock of the Company are required to report, within specified due dates, their initial ownership and any subsequent changes in ownership of the Company’s securities to the Securities and Exchange Commission. The required reporting periods were significantly reduced in August 2002 for most reports to two business days. The Company is required to describe in this proxy statement whether it has knowledge that any person required to file such report may have failed to do so in a timely manner. Based upon reports furnished to the Company and written representations and information provided to the Company by the persons, the Company believes that during fiscal 2006, all such persons complied with all applicable filing requirements, except that, one report was filed one day late in connection with the allocation of phantom stock to the Director’s deferred compensation account of Mr. Eric Brandt.

COMPENSATION DISCUSSION AND ANALYSIS

Human Resources Committee

The Human Resources Committee of the Board of Directors (the “Committee”) administers the Company’s executive compensation program. The role of the Committee is to oversee DENTSPLY’s compensation plans and policies, administer its stock plans (including reviewing and approving equity grants to executive officers) and annually review and approve all compensation decisions relating to executive officers, including those for the Chief Executive Officer (“CEO”) and the other executive officers named in the Summary Compensation Table (the “Named Executive Officers”). The Committee reviews its decisions regarding compensation for the CEO with the Board, and if it determines appropriate, seeks ratification by the Board.

The Committee is assisted in its work by the Company’s Corporate Human Resources Department. In addition, the Committee engages an independent compensation consultant, Towers Perrin, to advise on matters related to CEO and other executive compensation.

General Compensation Philosophy

The Committee believes that compensation paid to executive officers should be competitive with the market, be aligned with the performance of the Company on both a short-term and long-term basis, take into consideration individual performance of the executive and that such compensation should assist the Company in attracting and retaining key executives critical to the Company’s long-term success. The Company’s base pay and benefit programs provide basic economic security for our employees at a level consistent with competitive practices to help retain a highly skilled and qualified workforce. The annual and long-term incentive compensation programs are designed to reward performance measured against goals and standards established by the Committee, and to encourage executives to increase shareowner value by focusing on growth in revenue and earnings, generation of cash flow and efficient deployment of capital, as well as increasing the Company’s stock price. In furtherance of these objectives, the Committee has determined that the total compensation program for executive officers should consist of the following components:

•	Base Salaries

•	Annual Incentive awards

•	Long-term incentive compensation

•	Retirement, Health & Welfare benefits

The executive compensation program in general is intended to reward executive officers for individual performance and performance of the Company relative to objectives established by the Committee. In establishing the Company’s current executive compensation policies, compensation programs and awards, the Committee reviewed, for purposes of market comparison, the levels of current compensation at companies which have similar attributes as the Company using compensation surveys provided by Towers Perrin, an independent compensation consultant. The database used by Towers Perrin is comprised of 196 comparator companies generating annual revenues of $1 billion to $3 billion (“Peer Group”). This data from the Peer Group is considered by the Committee in determining the proportions of base pay, annual incentive pay and long-term compensation, as well as the targeted total compensation value. In reviewing executive officers’ compensation, the Committee also considers recommendations from the CEO regarding total compensation for executive officers. The compensation consultant provides to the Committee historical and prospective total compensation components for each executive officer as compared to the Peer Group. Base pay and annual incentives are targeted to a range around the 50th percentile, and long-term incentives are targeted to a range around the 75th percentile of the Peer Group, subject to individual performance and experience factors of the executive officers. The Committee does not consider the overall wealth accumulation or prior compensation of executives in establishing the current level of compensation, except to the extent the prior compensation is considered in the comparative analysis described above.

Base Salaries and Annual Incentive Awards

Base Salaries reflect the external market value of a particular role as well as the experiences and qualifications that an individual brings to the role. The primary purpose of the Base Salaries is to pay a fair, market competitive rate in order to attract and retain key executives. Base Salaries are targeted to a range around the 50th percentile of the base pay paid by the Peer Group for a comparative role, in order to ensure that the Company is able to compete in the market for outstanding employees without unduly emphasizing fixed compensation. The starting point for the Committee in establishing Base Salaries and Annual Incentive awards is to review the total annual cash compensation of the executive officers with the total annual cash compensation for comparable positions in the Peer Group. In determining the total annual cash compensation of the executive officer, the Committee establishes a comparative Base Salary and what the Annual Incentive awards would be at the 100% target achievement level. Once the Committee establishes the appropriate range for Base Salaries relative to comparable positions reflected in the Peer Group, the Committee adjusts the Base Salary of the individual executive officer based on consideration of several factors, including individual performance, Company performance, the experience level of the executive, the nature and breadth of the executive’s responsibilities, and the desire to retain and risk of losing the services of the executive to another company. The Base Salaries of executive officers are generally reviewed by the Committee in the fourth quarter of each year in connection with the review of total compensation and changes are made effective at the beginning of the following year.

Annual Incentive Awards

The Committee believes it is important to have a portion of total annual cash compensation tied to the short-term (annual) performance of the Company and its executives. It is intended that this component of the total compensation of executives be competitive with the market, but also reward executives for good performance. The Committee believes this helps to align the compensation and objectives of the executives with the Company and its shareholders. The Committee annually reviews and establishes targets for annual bonus payouts to be applicable for the performance year. These targets are generally established in the fourth quarter of the year preceding or at the beginning of the performance year. In establishing the target payouts, the Committee evaluates the compensation levels in the Peer Group. The Committee establishes performance targets for the executive officers, which if achieved at the 100% level would result in annual bonuses that, in combination with Base Salary, are competitive in the 50th percentile range with the total annual compensation of comparable positions in the Peer Group. If the Company exceeds the targets established by the Committee, the annual bonus payouts will exceed the 50th percentile and if the Company falls below the targets, the annual bonuses will be less than the 50th percentile of the Peer Group. The general principle in setting targets and measuring performance are that management is responsible and accountable for results as measured based on U. S. GAAP, consistently applied, however, the Committee may adjust the targets or the payouts in its discretion to address unique or significant events, such as the impact of merger and acquisition activity, charges related to settlement of litigation, asset write-downs and unbudgeted restructuring expenses or gains, and the impact of significant or non-recurring unbudgeted one-time gains or losses, that are either outside the control of management, are not reflective of current operations, or benefit future periods.

Annual incentive awards are determined as a percentage of each executive’s base salary. The Committee determines the performance measures and other terms and conditions of awards for executives covered under the Company’s Annual Incentive program. Performance measures include targets for net income, sales growth for the Company and, in the case of operating executives who have responsibility for certain businesses, the net income and sales growth of those businesses. The Committee believes that employees in higher ranks should have a higher proportion of their total compensation delivered through pay-for-performance cash incentives and long-term equity compensation; as a result, their total compensation will be more significantly correlated, both upward and downward, to DENTSPLY’s financial performance and stock price performance. For example, the CEO’s annual incentive award at the target level is 100% of base salary and the COO’s annual incentive award at the target level is 75% of base salary. The variability of the cash compensation of the Company’s executives is closely linked to annual financial results, delivering lower-than-market total cash compensation in times of poor financial performance. Conversely, in times of excellent performance, compensation variability yields higher total cash compensation, rewarding the executives for such performance. The Annual Incentive payments are not directly linked to DENTSPLY’s stock price performance. For 2006, the bonus targets for executives ranged from 50% to 100% of Base Salary depending on the executive’s position.

Long-Term Incentive Compensation

The Committee believes that long-term incentive compensation performs an essential role in attracting and retaining senior executives and providing them long-term incentives to maximize shareholder value. Historically, DENTSPLY has relied primarily on stock options for its long-term incentive program. A stock option becomes valuable only if DENTSPLY’s stock price increases above the option exercise price and the holder of the option remains employed for the period required for the option to vest. This provides an incentive for an option holder to remain employed by DENTSPLY and to maximize shareholder value. The Committee believes that equity-based compensation ensures that the Company’s executive officers have a continuing stake in the long-term success of the Company and is most closely aligned with the interest of shareholders. For this reason, the Committee has placed more emphasis and weight on the long-term equity incentive portion of the total compensation of executives, targeting the equity incentive compensation at a range around the 75th percentile of the Peer Group. If shareholder value grows through appreciation of the stock price, the compensation of the Company’s executives will reflect that stock performance. Historically, the Company’s equity incentive has been comprised of stock options which are granted at the Board meeting in December of each year as well as to newly hired executives at the Committee meeting which follows the executive’s employment date, at the closing price on the day of the grant. Accordingly, those stock options will have value only if the market price of the Company’s common stock increases after that date.

During 2006, the Committee reviewed the use and value of the equity program with respect to executive officer compensation programs. The Committee retained Towers Perrin to assist with this review. Working with Towers Perrin, the Committee did a comprehensive review and evaluation of current market practices with respect to equity compensation. In this review, the Committee considered the new accounting requirement that companies expense stock option grants and the changing perceptions of the advantages and disadvantages of stock option based equity compensation. As a result of this review, the Committee decided to utilize, beginning in 2007, restricted stock units (“RSUs”), as part of the Company’s equity incentive program, in addition to stock options. The Committee believes that the use of RSUs as part of the Company’s equity compensation program is more consistent with current market practices, provides a greater opportunity for executives to build share ownership in the Company and provides an equity vehicle that allows DENTSPLY to attract, motivate and retain the employee talent considered critical for achieving the Company’s goals.

In determining the size of equity incentive grants to executive officers, the Committee targets a range around the 75th percentile of the Peer Group companies for persons holding comparable positions. The Committee then takes into consideration the Company’s performance against the strategic plan, and individual performance against the individual’s objectives, as well as the allocation of overall share usage attributed to executive officers. With respect to the number of RSUs granted, the Committee focuses, in particular, on the performance of the Company over the prior three years. For stock option grants in December 2006 and grants of RSUs in 2007, seventy percent of the value was converted to a number of stock options using an estimated Black-Scholes value, and the remaining 30% of value was converted to RSUs on the basis of a restricted stock unit deemed to be equivalent in value to three stock options. The split between stock options and RSUs was based both on comparisons to the market and the overall risk/reward tradeoff, with stock options providing compensation based solely upon increases in the Company’s stock price and RSUs providing compensation based both upon accomplishment of corporate performance goals as well as enhancement of the stock value.

Equity Grant Practices

The Committee reviewed the Company’s practices for equity incentive grants. The grant date utilized for annual and other grants is always on the date the Committee or the Board approves the grants. Stock options are granted with an exercise price equal to the closing price on the day of the grant.

Total Compensation

The Company intends to continue its strategy of compensating its executives through programs that recognize market conditions and emphasize performance-based incentive compensation. To that end, executive compensation is structured to ensure that there is an appropriate balance between the long-term and short-term performance of the Company, and also a balance between Company financial performance and shareholder return. For 2006, the actual total compensation of the Named Executive Officers was approximately 24% above the median of total compensation paid to executives holding equivalent positions in the Peer Group. The Committee believes that this position was consistent with the experience level of the Company’s executives, the Company’s financial performance and the performance of each of the Named Executive Officers.

Post Termination Arrangements

The Company has entered employment agreements with all of the Named Executive Officers. Each of these employment agreements provides that, upon termination of such individual’s employment with the Company as a result of the employee’s death, the Company is obligated to pay the employee’s estate the then current base compensation of the employee for a period of one year following the date of the employee’s death, together with the employee’s pro rata share of any incentive or bonus payments for the period prior to the employee’s death in the year of such death. Each of the employment agreements also provides that, in the event that the employee’s employment is terminated by the Company without cause, or by the employee with good reason, (i) the Company will be obligated to pay the employee for a period of two years subsequent to termination of employment all compensation at the rate paid and in the term paid to the employee during the prior 12 month period, and (ii) the employee will be entitled to receive the benefits that would have been accrued by him during the two-year period following termination of employment under employee benefit plans, programs or other arrangements of the Company or any of its affiliates in which the employee participated before the termination of employment. In the event that such termination of employment is made by the Company without cause or by the employee with good reason after a change in control of the Company, the employee may require the Company to pay to the employee, within five days after the employee’s request for such payment, the present value of the amounts that would have been payable to him under the employment agreement during the two-year period following such termination of employment.

Retirement and Other Benefits

DENTSPLY offers retirement benefits to its U.S. employees through tax-qualified plans, including an employee and employer-funded 401(k) Savings Plan and a discretionary company-funded Employee Stock Ownership Plan (“ESOP”). The Committee allows for the participation of the executive officers in these plans, and the terms governing the retirement benefits under these plans for the executive officers are the same as those available for other eligible employees in the U.S. Similarly situated employees, including DENTSPLY’s executive officers, may have materially different account balances because of a combination of factors: the number of years that the person has participated in the plan; the amount of money contributed, and the investments chosen by the participant with regard to those plans providing for participant investment direction. These plans do not involve any guaranteed minimum returns or above-market returns; the investment returns are dependent upon actual investment results. Employees direct their own investments in the 401(k) Savings Plan. The ESOP is a defined contribution plan designed to allow employees to accumulate retirement accounts through ownership of Company stock, including executive officers, and to allow DENTSPLY to make contributions or allocations to those funds.

Effective January 1, 1999, the Board of Directors of the Company adopted a Supplemental Executive Retirement Plan (the “Plan”). The purpose of the Plan is to provide additional retirement benefits for a limited group of management employees, including the named executive officers, whom the Board concluded were not receiving competitive retirement benefits. The Committee annually approves participants in the Plan. Contributions equal to 11.7% of total annual compensation, reduced by ESOP contributions, are allocated to the participant’s accounts. No actual benefits are put aside for participants and the participants are general creditors of the Company for payment of the benefits upon retirement or termination from the Company. Participants can elect to have these benefits administered as savings with interest or stock unit accounts, with stock units being distributed in the form of Common stock at the time of distribution. Upon retirement or termination for any reason, participants in the Supplemental Executive Retirement Plan are paid the benefits in their account based on an earlier distribution election.

DENTSPLY’s healthcare, insurance, and other welfare and employee-benefit programs are the same for all eligible employees, including executive officers. DENTSPLY shares the cost of health and welfare benefits with its employees, a cost that is dependent on the level of benefits coverage that each employee elects. The Company also provides other benefits such as medical, dental and life insurance to each Named Executive Officer, in a similar fashion to those provided to all other U.S.-based DENTSPLY employees.

Stock Ownership Program

Because the Committee believes in further linking the interests of management and the shareholders, the Company maintains stock ownership guidelines for its executives. The guidelines specify the number of shares that DENTSPLY’s executive management should accumulate and hold within six (6) years of the date of appointment to the executive position. “Stock ownership” is defined to include stock owned by the officer directly, stock owned indirectly through the Company’s retirement Plans, and stock awarded pursuant to the equity incentive program, other than stock options, and subsequently deferred. Under the current guideline established by the Committee, executives are required to own Company common stock equal in value to a multiple of their Base Salary, as set forth below:

Chief Executive Officer	5X
Chief Operating Officer	3X
Senior Vice Presidents	2X
Vice Presidents	1X

Tax Deductibility of Executive Compensation

Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Tax Code”), places a limit of $1,000,000 on the amount of compensation that the Company may deduct in any one year with respect to the Named Executive Officers. There is an exception to the $1,000,000 limitation for performance-based compensation meeting certain requirements. Stock options generally are performance-based compensation meeting those requirements, and, as such, are fully deductible. To maintain flexibility in compensating executive officers in a manner designed to promote varying corporate goals, the Committee has not adopted a policy requiring all compensation to be deductible. The Committee has established a performance goal for the Chief Executive Officer, Chief Operating Officer and Chief Financial Officer for the vesting of their RSUs granted in 2007, requiring the Company to be profitable over the three year vesting period, consistent with the performance based requirements established by 162(m).

Adoption of Compensation Discussion and Analysis

The Human Resources Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of SEC Regulation S-K with management and, based on such review and discussions, the Human Resources Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement.

This report was adopted on February 14, 2007 by the Human Resources Committee of the Board of Directors:

William F. Hecht
Michael C. Alfano
Michael J. Coleman
W. Keith Smith

HUMAN RESOURCES COMMITTEE REPORT ON EXECUTIVE COMPENSATION

The Human Resources Committee is comprised of four directors, all of whom are independent under the Listing Standards and operates under a written charter (a copy of the Human Resources Committee Charter is attached to this Proxy Statement as Appendix D). The Committee is pleased to present its report on executive compensation. This report describes the components of the Company’s executive officer compensation programs and the basis on which compensation determinations are made with respect to the executive officers of the Company.

The Compensation Committee has reviewed and discussed with management the Company’s Compensation Discussion and Analysis section of this Proxy Statement. Based on such review and discussions, the Committee has recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement. The Compensation Discussion and Analysis is incorporated by reference into the Company’s Annual Report on Form 10-K for the year ended December 31, 2006.

HUMAN RESOURCES COMMITTEE

William F. Hecht	Michael C. Alfano	Michael J. Coleman	W. Keith Smith

EXECUTIVE COMPENSATION

Summary Compensation

The following table sets forth the compensation earned by the named executive officers for the fiscal year ended December 31, 2006. The named executive officers are the Company’s chief executive officer, chief financial officer, and three other most highly compensated executive officers ranked in the table below by their total compensation.

Summary Compensation Table
For Fiscal Year End December 31, 2006

							Change
							in Pension
							Value and
							Nonqualified
						Non-Equity	Deferred
				Stock	Option	Incentive Plan	Compensation	All Other
		Salary	Bonus	Awards	Awards	Compensation	Earnings	Compensation	Total
Name and Principle Position(1)	Year	($)	($)	($)	($)(7)	($)(8)	($)	($)(9)	($)

Gerald K. Kunkle, Jr.	2006	800,000	—	—	—	748,800	—	160,759	1,709,559
Chairman of the Board and Chief Executive Officer (2)
William R. Jellison	2006	368,000	—	—	328,742	189,400	—	61,733	947,875
Senior Vice President and Chief Financial Officer (3)
Bret W. Wise	2006	477,000	—	—	1,526,909	334,900	—	64,280	2,403,089
President and Chief Operating Officer (4)
Christopher T. Clark	2006	330,000	—	—	549,966	204,200	—	49,573	1,133,739
Senior Vice President (5)
Brian M. Addison	2006	318,000	—	—	215,036	148,800	—	47,643	729,479
Vice President, Secretary and General Counsel (6)

(1)	Principal positions reflect positions held during 2006.

(2)	Mr. Kunkle was appointed Chairman of the Board effective May 11, 2005. Effective December 31, 2006, Mr. Kunkle retired as Chairman of the Board and Chief Executive Officer of the Company.

(3)	Mr. Jellison served as Senior Vice President, Chief Financial Officer from April 20, 1998 to October 12, 2004, then served as a Senior Vice President in charge of an operating unit and was reappointed Senior Vice President and Chief Financial Officer January 10, 2005.

(4)	Mr. Wise was appointed President and Chief Operating Officer effective January 1, 2006. Mr. Wise was named Chairman of the Board, Chief Executive Officer and President of the Company effective January 1, 2007.

(5)	Mr. Clark was appointed Senior Vice President effective January 1, 2003. Mr. Clark was named Executive Vice President and Chief Operating Officer of the Company effective January 1, 2007.

(6)	Mr. Addison was appointed Vice President, Secretary and General Counsel effective January 1, 1998.

(7)	Represents the compensation costs of stock options recognized in 2006 for financial statement reporting purposes in accordance with Financial Accounting Standard No. 123(R), using the Black-Scholes option pricing model. Assumptions used in the calculation of these amounts for fiscal year ended December 31, 2006 are included in Note 12 to the Company’s Consolidated Financial Statements.

(8)	Amounts shown represent Incentive Compensation Plan earnings for services provided in 2006 that were paid in cash in 2007. There were no earnings on outstanding non-equity incentive plan awards.

(9)	Amounts shown are described in the following 2006 All Other Compensation table.

Refer to the Compensation Discussion and Analysis section for a complete description of the components of compensation, along with a description of the material terms and conditions of each component.

For the named executive officers, salary compensation as a percentage of total compensation are as follows: Mr. Kunkle — 47.2%, Mr. Jellison — 39.4%, Mr. Wise — 19.8%, Mr. Clark — 29.1%, and Mr. Addison — 43.6%

Grants of
Plan-Based Awards

The following table reflects the terms of compensation plan-based awards granted to named executive officers in 2006.

2006 Grants of Plan-Based Awards

								All Other	All Other
								Stock	Option	Exercise
								Awards:	Awards:	or
		Estimated Future Payouts Under			Estimated Future Payouts			Number of	Number of	Base
		Non-Equity Incentive Plan			Under Equity Incentive Plan			Securities	Securities	Price of
		Awards(1)			Awards			Underlying	Underlying	Option
	Grant	Threshold	Target	Maximum	Threshold	Target	Maximum	Options	Options(7)	Awards(8)
Name of Executive Officer	Date	($)	($)	($)	(#)	(#)	(#)	(#)	(#)	($/Share)

Gerald K. Kunkle, Jr.		336,000	800,000	1,232,000	—	—	—	—
Incentive Compensation (2)
William R. Jellison		85,008	202,400	311,696	—	—	—	—
Incentive Compensation (3)	12/12/2006				—	—	—	—	42,500	31.36
Options
Bret W. Wise		150,255	357,750	550,935	—	—	—	—
Incentive Compensation (4)	12/12/2006				—	—	—	—	197,400	31.36
Options
Christopher T. Clark		76,230	181,500	279,510	—	—	—	—
Incentive Compensation (5)	12/12/2006				—	—	—	—	71,100	31.36
Options
Brian M. Addison		66,780	159,000	244,860	—	—	—	—
Incentive Compensation (6)	12/12/2006				—	—	—	—	27,800	31.36
Options

(1)	Amounts shown represent threshold, target and maximum amounts for the 2006 Annual Incentive Award compensation plans. The Human Resources Committee established the targets on February 3, 2006. Target amounts would be achieved if budgeted net income and sales growth were achieved. For instance, Mr. Kunkle’s target was 100% of his salary ($800,000) if the Company achieved budgeted net income and budgeted sales growth in 2006. Threshold amounts represent the least amounts that could be earned under the Incentive Compensation Plan. The net income factor for obtaining at least 90% of budgeted net income was 60% and the sales growth factor for achieving at least 81.7% of budgeted sales growth was 70%. Mr. Kunkle’s threshold was his base salary ($800,000) multiplied by his target (100%) multiplied by the minimum net income factor (60%) multiplied by the minimum sales growth factor (70%). Maximum amounts represent the greatest amounts that could be earned under the Incentive Compensation Plan. The net income factor for obtaining 110% or more of budgeted net income was 140% and the sales growth factor for achieving 116.7% of budgeted sales growth was 110%. Mr. Kunkle’s maximum was his base salary ($800,000) multiplied by his target (100%) multiplied by the maximum net income factor (140%) multiplied by the maximum sales growth factor (110%). Payments of Annual Incentive Award compensation plans are shown in the Non-Equity Incentive Plan Compensation column of the 2006 Summary Compensation Table. Refer to the Compensation Discussion and Analysis for a description of the criteria for payment of Annual Incentive Awards.

(2)	Mr. Kunkle’s incentive compensation target was calculated at 100% of his base salary.

(3)	Mr. Jellison’s incentive compensation target was calculated at 55% of his base salary.

(4)	Mr. Wise’s incentive compensation target was calculated at 75% of his base salary.

(5)	Mr. Clark’s incentive compensation target was calculated at 55% of his base salary.

(6)	Mr. Addison’s incentive compensation target was calculated at 50% of his base salary

(7)	Amounts shown are the number of stock options granted to the named officers in 2006. Refer to the Compensation Discussion and Analysis for a description of the terms of and criteria for making these awards.

(8)	Price reflects the closing price of DENTSPLY International common stock on the date the Board of Directors approved the grant.

The grant date of annual and other grants is always on the date the Human Resources Committee or the Board of Directors approves the grants. Stock options are granted with an exercise price equal to the closing price on the day of the grant.

Outstanding Equity Awards at Year End

The following table reflects the number and terms of stock option awards and stock awards outstanding as of December 31, 2006 for the named executive officers.

Outstanding Equity Awards at Fiscal Year End

	Option Awards					Stock Awards
									Equity
									Incentive
								Equity	Plan
								Incentive	Awards:
								Plan	Market or
								Awards:	Payout
			Equity					Number of	Value of
			Incentive				Market	Unearned	Unearned
		Number of	Plan Awards:				Value of	Shares,	Shares,
	Number of	Securities	Number of			Number of	Shares or	Units or	Units or
	Securities	Underlying	Securities			Shares or	Units of	Other	Other
	Underlying	Unexercised	Underlying	Option		Units of Stock	Stock	Rights	Rights
	Unexercised	Options	Unexercised	Exercise	Option	That	That	That	That
	Options	(Unexercisable)	Unearned	Price	Expiration	Have Not	Have Not	Have Not	Have Not
	(Exercisable)	(#)	Options	($)	Date	Vested	Vested	Vested	Vested
Name	(#)	(1)	(#)	(2)	(3)	(#)	($)	(#)	($)

Gerald K. Kunkle, Jr.	316,744	—	—	27.74	12/31/2011	—	—	—	—
	266,234	—	—	27.45	12/31/2011	—	—	—	—
	132,200	—	—	22.14	12/31/2011	—	—	—	—

	715,178	—	—			—	—	—	—

William R. Jellison	56,700	—	—	9.29	5/19/2009	—	—	—	—
	101,100	—	—	12.48	12/13/2010	—	—	—	—
	78,300	—	—	15.58	12/12/2011	—	—	—	—
	69,000	—	—	18.49	12/11/2012	—	—	—	—
	59,600	—	—	22.14	12/15/2013	—	—	—	—
	27,891	13,945	—	27.45	12/13/2014	—	—	—	—
	6,733	13,467	—	26.69	3/22/2015	—	—	—	—
	24,145	48,289	—	27.74	12/13/2015	—	—	—	—
	—	42,500	—	31.36	12/12/2016	—	—	—	—

	423,469	118,201	—			—	—	—	—

Bret W. Wise	109,000	—	—	18.49	12/11/2012	—	—	—	—
	59,600	—	—	22.14	12/15/2013	—	—	—	—
	40,569	20,285	—	27.45	12/13/2014	—	—	—	—
	60,361	120,723	—	27.74	12/13/2015	—	—	—	—
	—	197,400	—	31.36	12/12/2016	—	—	—	—

	269,530	338,408	—			—	—	—	—

Christopher T. Clark	23,700	—	—	7.63	12/8/2009	—	—	—	—
	16,800	—	—	12.48	12/13/2010	—	—	—	—
	24,900	—	—	15.58	12/12/2011	—	—	—	—
	69,000	—	—	18.49	12/11/2012	—	—	—	—
	59,600	—	—	22.14	12/15/2013	—	—	—	—
	27,891	13,945	—	27.45	12/13/2014	—	—	—	—
	18,347	36,695	—	27.74	12/13/2015	—	—	—	—
	—	71,100	—	31.36	12/12/2016	—	—	—	—

	240,238	121,740	—			—	—	—	—

	Option Awards					Stock Awards
									Equity
									Incentive
								Equity	Plan
								Incentive	Awards:
								Plan	Market or
								Awards:	Payout
			Equity					Number of	Value of
			Incentive				Market	Unearned	Unearned
		Number of	Plan Awards:				Value of	Shares,	Shares,
	Number of	Securities	Number of			Number of	Shares or	Units or	Units or
	Securities	Underlying	Securities			Shares or	Units of	Other	Other
	Underlying	Unexercised	Underlying	Option		Units of Stock	Stock	Rights	Rights
	Unexercised	Options	Unexercised	Exercise	Option	That	That	That	That
	Options	(Unexercisable)	Unearned	Price	Expiration	Have Not	Have Not	Have Not	Have Not
	(Exercisable)	(#)	Options	($)	Date	Vested	Vested	Vested	Vested
Name	(#)	(1)	(#)	(2)	(3)	(#)	($)	(#)	($)

Brian M. Addison	35,400	—	—	8.31	12/10/2008	—	—	—	—
	44,400	—	—	7.63	12/8/2009	—	—	—	—
	34,500	—	—	12.48	12/13/2010	—	—	—	—
	43,200	—	—	15.58	12/12/2011	—	—	—	—
	35,600	—	—	18.49	12/11/2012	—	—	—	—
	43,600	—	—	22.14	12/15/2013	—	—	—	—
	21,805	10,903	—	27.45	12/13/2014	—	—	—	—
	15,687	31,375	—	27.74	12/13/2015	—	—	—	—
	—	27,800		31.36	12/12/2016	—	—	—	—

	274,192	70,078	—			—	—	—	—

(1)	Options granted become exercisable over a period of three years after the date of grant at the rate of one-third per year, except that they become immediately exercisable upon death, disability or qualified retirement. Options generally expire ten years after the date of grant under these plans. The unexercisable stock options with the following expiration dates will vest as indicated below:

Expiration Date	Vesting Schedules

12/13/2014	Remaining one third will vest December 13, 2007
3/22/2015	One third will vest on March 22, 2007; the remaining one third will vest March 22, 2008
12/13/2015	One third will vest on December 13, 2007; the remaining one third will vest December 13, 2008
12/12/2016	One third will vest December 12, 2007, an additional one third will vest December 12, 2008; the remaining one third will vest December 12, 2009

(2)	The Company’s stock options are granted at the Board meeting in December of each year as well as to newly hired executives at the Committee meeting which follows the executive’s employment date, at the closing price on the day of the grant.

(3)	Stock options expire ten years after the grant date

All Other Compensation

	ESOP Stock	401(k)	SERP	Perquisites >	Total Other
	Contribution	Contribution	Contribution	$10,000	Compensation
Name of Executive Officer	($)(1)	($)(2)	($)(3)	($)(4)	($)

Gerald K. Kunkle, Jr.	1,835	6,600	136,306	16,018	160,759
William R. Jellison	1,835	6,600	40,413	12,886	61,733
Bret W. Wise	1,835	6,600	55,845	—	64,280
Christopher T. Clark	1,835	6,600	41,138	—	49,573
Brian M. Addison	1,835	6,600	39,208	—	47,643

(1)	Represents the cost basis of allocations to each of the Named Executive Officers DENTSPLY Employee Stock Ownership Plan (ESOP) balances for the year ended 12/31/2006. Pursuant to the terms of the ESOP Plan, non-

vested ESOP shares forfeited by terminated employees, and dividends earned on the forfeited shares, are redistributed to the current ESOP participants, thus reducing the company’s contribution requirement. The ESOP is a non-contributory defined contribution plan

(2)	Represents the non-elective cash contributions by the Company into a 401(k) savings plan for each of the Named Executive Officers.

(3)	Company credits to the DENTSPLY International Supplemental Executive Retirement Plan; a non-contributory retirement plan for a select group of management and/or highly compensated employees. Additional information is provided in the Non-Qualified Deferred Compensation section.

(4)	The value of flights on a private plane for personal use.

Option Exercises and Stock Vested

The following table sets forth certain information with respect to the exercise of options and stock vested during the year ended December 31, 2006 and the value of options held at that date.

Option Exercises and Stock Vested

	Option Awards		Stock Awards
	Number of	Value	Number of	Value
	Shares Acquired	Realized on	Shares Acquired	Realized on
	on Exercise	Exercise	on Vesting	Vesting
Name	(#)	($)	(#)	($)

Gerald K. Kunkle, Jr.	1,408,700	23,086,084	—	—
William R. Jellison	111,300	2,490,778	—	—
Bret W. Wise	—	—	—	—
Christopher T. Clark	16,200	347,354	—	—
Brian M. Addison	24,000	494,356	—	—

Non-Qualified Deferred Compensation

Effective January 1, 1999, the Board of Directors of the Company adopted a Supplemental Executive Retirement Plan (the “Plan”). The purpose of the Plan is to provide additional retirement benefits for a limited group of management employees, including the named executive officers, whom the Board concluded were not receiving competitive retirement benefits. Contributions equal to 11.7% of compensation reduced by ESOP contributions are allocated to the participants accounts. No actual benefits are put aside for participants and the participants are general creditors of the Company for payment of the benefits upon retirement or termination from the Company. Participants can elect to have these benefits administered as savings with interest or stock unit accounts, with stock units being distributed in the form of Common stock at the time of distribution.

Upon retirement or termination for any reason, participants in the Supplemental Executive Retirement Plan are paid the benefits in their account based on an earlier election to have their accounts distributed immediately or in annual installments for up to five (5) years.

In the event of a participant’s death before his or her account has been distributed, distribution shall be made to the beneficiary selected by the participant within thirty (30) days after the date of death (or, if later, after the proper beneficiary has been identified.)

In the event of a change in control as defined in this Plan, participants will be given the option to receive the value of their accounts in lump sums no later than sixty (60) days after the Change in Control. Optional distributions received subject to a change in control must represent the entire Supplemental Executive Retirement Accounts and will be subject to five percent (5%) penalty reductions.

All distributions under this Plan shall be based upon the amount credited to a participant’s account as of the last business day of the month immediately preceding the date of the distribution. The amount of installments payable to a participant electing distribution through installments shall be determined by dividing the amount credited to the participant’s vested account by the remaining number of installments, including the current installment, to be paid.

It is understood that administrative or legal requirements may lead to a delay between such valuation date and the date of distribution.

The following table sets forth contributions, earnings and year-end balances for 2006 with respect to non-qualified deferred compensation plans for the Named Executive Officers.

Non-Qualified Deferred Compensation

		Executive	Registrant	Aggregate		Aggregate
		Contributions	Contributions	Earnings in	Aggregate	Balance at
		in Last	in Last	Last	Withdrawals/	Last Fiscal
		Fiscal Year	Fiscal Year	Fiscal Year	Distributions	Year-End
Name	Plan Name	($)(1)	($)(2)	($)(3)	($)(4)	($)(5)

Gerald K. Kunkle, Jr.	Supplemental Executive Retirement Plan	0	136,306	130,793	0	1,048,132
William R. Jellison	Supplemental Executive Retirement Plan	0	40,413	53,788	0	441,396
Bret W. Wise	Supplemental Executive Retirement Plan	0	55,845	31,455	0	215,532
Christopher T. Clark	Supplemental Executive Retirement Plan	0	41,138	30,277	0	232,982
Brian M. Addison	Supplemental Executive Retirement Plan	0	39,208	33,388	0	263,783

(1)	Participants in the Supplemental Executive Retirement Plan cannot contribute to the plan.

(2)	Amounts represent unfunded credits allocated to participants’ accounts in 2006. They are reported on the participants’ 2006 IRS Form W-2 and the “All Other Compensation” column in the Summary Compensation Table.

(3)	Participants can elect to have these benefits administered as savings with interest or stock unit accounts, with stock units being distributed in the form of Common Stock at the time of distribution. The amounts represent unfunded interest and/or dividend credits allocated to participants’ accounts in 2006. Earnings are calculated using market rates. For this reason these amounts are not reported in the “All Other Compensation” column in the Summary Compensation Table. Earnings are not reported to the Internal Revenue Service until withdrawn.

(4)	There were no distributions to any of the Named Executive Officers in 2006

(5)	The amounts reflect the total of all contributions and earnings credited to the participants’ accounts as of December 31, 2006. Contributions earned on 2006 wages are credited to participants’ accounts in 2007.

On February 6, 2007 a lump sum distribution of only pre-2005 allocations, worth $881,759 was made to Mr. Kunkle and a further distribution of 4,632 shares worth $138,265 will be made to Mr. Kunkle in July 2007. The table below discloses possible distributions for the remaining named executive officers as of December 31, 2006.

Termination by
			Employee	Termination		Termination
			Not for	by Employee	Termination	after Change in
		Retirement	Cause	with Cause	by Company	Control	Death	Disability
Name of Officer	Plan Name	($)	($)	($)	($)	($)	($)	($)

William R. Jellison (1)	Supplemental Executive Retirement Plan	498,080	498,080	610,594	610,594	610,594	498,080	498,080
Frequency and		5 year annual	5 year annual	5 year annual	5 year annual
Duration of Payment		installment	installment	installment	installment	Lump Sum	Lump Sum	Lump Sum
Bret W. Wise (2)	Supplemental Executive Retirement Plan	291,276	291,276	592,476	592,476	592,476	291,276	291,276
Frequency and Duration of Payment		Lump Sum	Lump Sum	Lump Sum	Lump Sum	Lump Sum	Lump Sum	Lump Sum
Christopher T. Clark (3)	Supplemental Executive Retirement Plan	280,364	280,364	438,239	438,239	438,239	280,364	280,364
Frequency and Duration of Payment		Lump Sum	Lump Sum	Lump Sum	Lump Sum	Lump Sum	Lump Sum	Lump Sum
Brian M. Addison (4)	Supplemental Executive Retirement Plan	309,177	309,177	398,958	398,958	398,958	309,177	309,177
Frequency and		3 year annual	3 year annual	3 year annual	3 year annual
Duration of Payment		installment	installment	installment	installment	Lump Sum	Lump Sum	Lump Sum

(1)	Mr. Jellison’s Supplemental Executive Retirement Plan (SERP) account balance was $498,080 as of December 31, 2006. Mr. Jellison would be entitled to additional contributions to the plan for the years 2007 and 2008, if he terminated his employment with the Company for cause, was terminated by the Company or there was a change in control in the Company. Estimated contributions for 2007 and 2008 are based on Mr. Jellison’s 2007 salary of $383,000 multiplied by 11.7% (combined award for ESOP and SERP) less the ESOP portion ($220,000 maximum salary multiplied by 6%). Mr. Jellison has elected to receive his SERP account distribution in annual installments over five years.

(2)	Mr. Wise’s Supplemental Executive Retirement Plan (SERP) account balance was $291,276 as of December 31, 2006. Mr. Wise would be entitled to additional contributions to the plan for the years 2007 and 2008, if he terminated his employment with the Company for cause, was terminated by the Company or there was a change in control in the Company. Estimated contributions for 2007 and 2008 are based on Mr. Wise’s 2007 salary of $700,000 multiplied by 11.7% (combined award for ESOP and SERP) less the ESOP portion ($220,000 maximum salary multiplied by 6%)%). Mr. Wise has elected to receive his SERP account distribution as a lump sum payment.

(3)	Mr. Clark’s Supplemental Executive Retirement Plan (SERP) account balance was $280,364 as of December 31, 2006. Mr. Clark would be entitled to additional contributions to the plan for the years 2007 and 2008, if he terminated his employment with the Company for cause, was terminated by the Company or there was a change in control in the Company. Estimated contributions for 2007 and 2008 are based on Mr. Clark’s 2007 salary of $450,000 multiplied by 11.7% (combined award for ESOP and SERP) less the ESOP portion ($220,000 maximum salary multiplied by 6%)%). Mr. Clark has elected to receive his SERP account distribution as a lump sum payment.

(4)	Mr. Addison’s Supplemental Executive Retirement Plan (SERP) account balance was $309,177 as of December 31, 2006. Mr. Addison would be entitled to additional contributions to the plan for the years 2007 and 2008, if he terminated his employment with the Company for cause, was terminated by the Company or there was a change in control in the Company. Estimated contributions for 2007 and 2008 are based on Mr. Addison’s 2007 salary of $331,000 multiplied by 11.7% (combined award for ESOP and SERP) less the ESOP portion ($220,000 maximum salary multiplied by 6%)%). Mr. Addison has elected to receive his SERP account distribution in annual installments over three years.

Employment Agreements

The Company is party to employment agreements with all of the named executive officers. Each of these employment agreements provides that, upon termination of such individual’s employment with the Company as a result of the employee’s death, the Company is obligated to pay the employee’s estate the then current base compensation of the employee for a period of one year following the date of the employee’s death, together with the employee’s pro rata share of any incentive or bonus payments for the period prior to the employee’s death in the year of such death. Each of the employment agreements also provides that, in the event that the employee’s employment is terminated by the Company without “cause” (as defined in the employment agreements), or by the employee with “good reason” (as described in the employment agreements), (i) the Company will be obligated to pay the employee for a period of two years subsequent to termination of employment all compensation at the rate paid and in the term paid to the employee during the prior 12 month period, and (ii) the employee will be entitled to receive the benefits that would have been accrued by him during the two year period following termination of employment under employee benefit plans, programs or other arrangements of the Company or any of its affiliates in which the employee participated before the termination of his employment. In the event that such termination of employment is made by the Company without cause or by the employee with good reason after a “change in control” (as defined in the employment agreements), the employee may require the Company to pay to the employee, within five days after the employee’s request for such payment, the present value of the amounts that would have been payable to him under the employment agreement during the two year period following such termination of employment.

The Company has also entered into employment agreements with certain other members of senior management having terms substantially similar to those described above.

Potential Payments Upon Termination or Change in Control

The tables below represent the amount of compensation to each of the named executive officers of the Company in the event of termination from the Company under different circumstances. The amount due to each officer upon retirement, voluntary termination, termination by the employee with cause, termination by the company, termination following a change in control and in the event of the death of the named executive is provided. The amounts assume that the date of termination was December 31, 2006 and include actual amounts earned through that time and estimates of amounts which would be paid. The stock price of DENTSPLY International was assumed to remain at $29.85 per share, the closing price on December 31, 2006. Present value calculations assumed a rate of 2.04%, the U.S Government treasury and constant maturities inflation indexed twenty year rate at December 31, 2006. Actual amounts to be paid may differ and can only be determined at the time of the executives’ terminations from the Company.

Payments Made Upon Termination

The named executive officer would be entitled to receive amounts earned during his employment, regardless of the reason for his separation from the Company. Those amounts include:

(1) pro rata share of non-equity incentive compensation, would be paid in February of the year following the year in which earned;

(2) vested stock options could be exercised within 90 days of termination:

(3) lump sum distributions would be made for amounts accrued and vested through the Company’s Employee Stock Ownership and 401(k) Plans

(4) distributions would be made based upon prior election for amounts accrued and vested through the Company’s Supplemental Executive Retirement Plan; and

(5) lump sum distributions would be made for unused vacation pay.

Payments Made Upon Retirement

In addition to the items listed above, the named executive officer would be entitled to the following :

(1) all outstanding stock options would vest as of the date of a qualified retirement and expire the earlier of 5 years from that date or the original expiration date;

Payments Made Upon Termination For Cause by the Executive, or Termination by the Company Without Cause

If a named officer separates from the Company with cause, or if the Company terminates the executive without cause, the named executive officer would be entitled to the following for a period of two years from the date of notice of termination:

(1) full rate of salary immediately preceding the date of notice of termination to be paid bi-weekly;

(2) non-equity incentive compensation based on the rate of salary immediately preceding the date of notice of termination, paid in February in the year following the year in which earned;

(3) Messrs. Addison and Jellison would continue to receive equity incentive grants at the level comparable to their positions prior to their termination. All outstanding stock options would vest in accordance with the terms of the plan and could be exercised up to 90 days after the second anniversary of the date of notice of termination;

(4) annual contributions would be made to the Employee Stock Ownership and 401(k) Plans. Lump sum distributions would occur following the second anniversary of the date of notice of termination;

(5) annual contributions would be made to the Supplemental Executive Retirement Plan and distribution would be made based on prior election; and

(6) health, accidental death and dismemberment and life insurance coverages.

Payments Made Upon Termination Due to a Change in Control of the Company

If a named officer separates from the Company due to a change in control of the Company, he would be entitled to the same payments as if he had separated with cause, or if the Company terminated the executive, except that there would be lump sum payments for the present values of the amounts due.

Payments Due Upon Death

If a named officer separates from the Company due to death, the named executive officer’s beneficiaries would be entitled to the following for a period of one year from the date of death:

(1) lump sum payment of a full year’s salary at the rate immediately preceding the date of death;

(2) non-equity incentive compensation based on the rate of salary immediately preceding the date of death, paid in February of the year following the year in which earned:

(3) all outstanding stock options would vest as of the date of death and could be exercised within 1 year;

(4) contributions would be made to the Employee Stock Ownership, 401(k) and Supplemental Executive Retirement Plans for the year of the death and lump sum distributions would be made to the beneficiaries; and

(5) health, accidental death and dismemberment and life insurance coverages for other insureds.

Gerald K. Kunkle

Effective December 31, 2006, Mr. Kunkle retired as Chairman of the Board and Chief Executive Officer of the Company. Upon retiring, Mr. Kunkle received his share of the non-equity incentive plan compensation in the amount of $748,800, which was paid in 2007. Effective March 30, 2007 Mr. Kunkle has exercised 132,200 shares of stock worth $1,404,776. The value of his remaining options, assuming the market price remains constant from year-end at $29.85, is $1,307,291. Mr. Kunkle’s ESOP and Company contributed 401(k) account balances were $388,289 and $6,600 respectively at December 31, 2006. As of December 31, 2006 Mr. Kunkle’s SERP balance was valued at $1,211,146, of which he has received a distribution of $881,739. The balance will be distributed after July 5, 2007. The Company entered into a consulting agreement with Mr. Kunkle upon his retirement under which he will provide consulting to the executive management of the Company through June 2007 and will be paid a total of $400,000 in equal monthly payments.

William R. Jellison

		Termination	Termination		Termination
		by Employee	by Employee	Termination	After Change
	Retirement	Not For Cause	with Cause	by Company	in Control	Death
	($)	($)	($)	($)	($)	($)

Salary	0	0	766,000	766,000	268,019	383,000
Non Equity Incentive Compensation Plan	0	0	421,300	421,300	404,623	210,650
Stock Options	5,599,774	5,599,774	5,599,774	5,599,774	5,599,774	5,599,774
Employee Stock Ownership Plan	297,925	297,925	311,125	311,125	311,125	297,925
401(k)	6,600	6,600	19,800	19,800	19,800	6,600
Supplemental Executive Retirement Plan	498,080	498,080	610,594	610,594	610,594	498,080
Medical, Dental, Vision and Personal Accident Insurances	0	0	23,813	23,813	14,666	0
Long Term Disability Insurance	0	0	880	880	542	0
Basic Life and Accidental Death and Dismemberment Insurance	0	0	1,380	1,380	850	0

Total	6,402,379	6,402,379	7,754,666	7,754,666	7,229,993	6,996,029

Bret W. Wise

		Termination
		by Employee	Termination		Termination
		Not For	by Employee	Termination	After Change
	Retirement	Cause	with Cause	by Company	in Control	Death
	($)	($)	($)	($)	($)	($)

Salary	0	0	1,400,000	1,400,000	489,852	700,000
Non Equity Incentive Compensation Plan	0	0	1,400,000	1,400,000	1,344,582	700,000
Stock Options	2,226,438	2,226,438	2,226,438	2,226,438	2,226,438	2,226,438
Employee Stock Ownership Plan	71,371	71,371	84,571	84,571	84,571	71,371
401(k)	6,600	6,600	19,800	19,800	19,800	6,600
Supplemental Executive Retirement Plan	291,276	291,276	592,476	592,476	592,476	291,276
Medical, Dental, Vision and Personal Accident Insurances	0	0	22,776	22,776	14,028	0
Long Term Disability Insurance	0	0	880	880	542	0
Basic Life and Accidental Death and Dismemberment Insurance	0	0	1,380	1,380	850	0

Total	2,595,685	2,595,685	5,748,321	5,748,321	4,773,138	3,995,685

Christopher T. Clark

		Termination
		by Employee	Termination		Termination
		Not For	by Employee	Termination	After Change
	Retirement	Cause	with Cause	by Company	in Control	Death
	($)	($)	($)	($)	($)	($)

Salary	0	0	900,000	900,000	314,905	450,000
Non Equity Incentive Compensation Plan	0	0	675,000	675,000	648,280	337,500
Stock Options	2,634,043	2,634,043	2,634,043	2,634,043	2,634,043	2,634,043
Employee Stock Ownership Plan	828,025	828,025	841,225	841,225	841,225	828,025
401(k)	6,600	6,600	19,800	19,800	19,800	6,600
Supplemental Executive Retirement Plan	280,364	280,364	438,239	438,239	438,239	280,364
Medical, Dental, Vision and Personal Accident Insurances	0	0	22,776	22,776	14,028	0
Long Term Disability Insurance	0	0	880	880	542	0
Basic Life and Accidental Death and Dismemberment Insurance	0	0	1,380	1,380	850	0

Total	3,749,033	3,749,033	5,533,344	5,533,344	4,911,913	4,536,533

Brian M. Addison

		Termination	Termination		Termination
		by Employee	by Employee	Termination	After Change
	Retirement	Not For Cause	with Cause	by Company	in Control	Death
	($)	($)	($)	($)	($)	($)

Salary	0	0	662,000	662,000	231,630	331,000
Non Equity Incentive Compensation Plan	0	0	331,000	331,000	317,897	165,500
Stock Options	3,883,370	3,883,370	3,883,370	3,883,370	3,883,370	3,883,370
Employee Stock Ownership Plan	496,951	496,951	510,151	510,151	510,151	496,951
401(k)	6,600	6,600	19,800	19,800	19,800	6,600
Supplemental Executive Retirement Plan	309,177	309,177	398,958	398,958	398,958	309,177
Medical, Dental, Vision and Personal Accident Insurances	0	0	23,499	23,499	14,473	0
Long Term Disability Insurance	0	0	880	880	542	0
Basic Life and Accidental Death and Dismemberment Insurance	0	0	1,372	1,372	845	0

Total	4,696,098	4,696,098	5,831,030	5,831,030	5,377,666	5,192,598

Compensation of Directors

Members of the Board of Directors who are not employees of the Company (“Outside Directors”) received an annual fee in 2006 of $40,000 ($45,000 for Outside Directors who are chairpersons of the Human Resources and Governance Committees, $50,000 for the chairperson of the Audit and Finance Committee and $50,000 for the Lead Director, but Directors may not receive additional compensation for chairing more than one committee or acting as the Lead Director at any time) and an additional fee of $1,500 for each Board and committee meeting attended and $1,000 for each Board and committee meeting attended via teleconferencing in 2006. In 2007, these fees remain $40,000, $45,000, $50,000 and $50,000, respectively. Annual fees are paid quarterly. Each Outside Director, at the time of such Outside Director’s appointment or election to the Board, received a non-discretionary grant of options to purchase 20,000 shares of Common Stock. Each Outside Director will receive an additional grant of options or equity incentives as fixed from time to time by the Board. There were no option grants in 2006. Directors are reimbursed for travel and other expenses relating to attendance at Board and Committee meetings.

Effective January 1, 1997, the Company established a Directors’ Deferred Compensation Plan (the “Deferred Plan”). The Deferred Plan permits Outside Directors to elect to defer receipt of director’s fees or other compensation for their services as directors. Outside Directors can elect to have their deferred payments administered as a cash with interest account or a stock unit account. Distributions to a Director under the Deferred Plan will not be made to any Outside Director until the Outside Director ceases to be a Board member.

The following table shows the compensation paid to the Company’s non-employee directors for the year ended December 31, 2006.

2006 Directors Compensation

					Change in
					Pension Value and
					Nonqualified
	Fees Earned			Non-Equity	Deferred
	or Paid			Incentive Plan	Compensation	All Other
Name	in Cash	Stock Awards	Option Awards	Compensation	Earnings	Compensation	Total
(1)	($)	($)	($)	($)	($)	($)	($)

Michael C. Alfano (2)	56,000	—	—	—	—	—	56,000
Eric K. Brandt (3)	55,500	—	—	—	—	—	55,500
Paula H. Cholmondeley (4)	70,500	—	—	—	—	—	70,500
Michael J. Coleman (5)	—	—	—	—	—	53,500	53,500
Wendy L. Dixon (6)	—	—	—	—	—	54,000	54,000
William F. Hecht (7)	—	61,250	—	—	—	—	61,250
Leslie A. Jones (8)	—	64,250	—	—	—	—	64,250
Francis J. Lunger (9)	—	60,500	—	—	—	—	60,500
John C. Miles II (10)	—	—	—	—	—	51,500	51,500
W. Keith Smith (11)	—	60,500	—	—	—	—	60,500

(1)	Mr. Kunkle is not shown in this table since he was an employee of the Company as of December 31, 2006. His compensation is shown in the Summary Compensation Table.

(2)	Dr. Alfano elected to receive his compensation in the form of cash. Compensation to Dr. Alfano consisted of fees of $16,000 for attending Board and committee meetings and the Annual fee of $40,000.

(3)	Mr. Brandt elected to receive his compensation in the form of cash. Compensation to Mr. Brandt consisted of fees of $15,500 for attending Board and committee meetings and the Annual fee of $40,000.

(4)	For 2006, Ms. Cholmondeley elected to receive her compensation in the form of cash. Compensation to Ms. Cholmondeley consisted of fees of $20,500 for attending Board and committee meetings and the Annual fee of $50,000 for chairing the Audit and Finance Committee.

(5)	For 2006, Mr. Coleman elected to receive his compensation in the form of savings account with interest. His compensation consisted of fees of $13,500 for attending Board and committee meetings and the Annual fee of $40,000.

(6)	For 2006, Dr. Dixon elected to receive her compensation in the form of savings account with interest. Her compensation consisted of fees of $14,000 for attending Board and committee meetings and the Annual fee of $40,000.

(7)	For 2006, Mr. Hecht elected to receive his compensation in the form of the Company’s stock units with dividends. Compensation to Mr. Hecht consisted of fees of $15,000 for attending Board and committee meetings and the Annual fee of $46,250 for chairing the Human Resources Committee for the full year and accepting the Lead Director role commencing 2007.

(8)	For 2006, Mr. Jones elected to receive his compensation in the form of the Company’s stock units with dividends. Compensation to Mr. Jones consisted of fees of $15,500 for attending Board and committee meetings and the Annual fee of $48,750 for acting as Lead Director and accepting the Chair of the Governance Committee effective 2007.

(9)	For 2006, Mr. Lunger elected to receive his compensation in the form of the Company’s stock units with dividends. His compensation consisted of fees of $20,500 for attending Board and committee meetings and the Annual fee of $40,000.

(10)	For 2006, Mr. Miles elected to receive his compensation in the form of savings account with interest. Compensation to Mr. Miles consisted of fees of $11,500 for attending Board and committee meetings and the Annual fee of $40,000.

(11)	For 2006, Mr. Smith elected to receive his compensation in the form of the Company’s stock units with dividends. His compensation consisted of fees of $20,500 for attending Board and committee meetings and the Annual fee of $40,000.

BOARD OF DIRECTORS AND COMMITTEES

Board of Directors Meetings

The Company’s Board of Directors held six meetings during 2006, one of which was a telephone meeting. The Board of Directors has determined that the following directors are “independent” under the listing standards of The NASDAQ Stock Market, Inc. (the “Listing Standards”): Michael C. Alfano, Eric K. Brandt, Paula H. Cholmondeley, Michael J. Coleman, Wendy L. Dixon, William F. Hecht, Leslie A. Jones, Francis J. Lunger, John C. Miles, II and W. Keith Smith. In determining the independence of Dr. Alfano, the Board considered the fact that Dr. Alfano is the Executive Vice President of New York University and from time to time the Company sells products to the New York University College of Dentistry. The Board determined that Dr. Alfano has no personal interest or involvement in such transactions and that such transactions are conducted by the relevant businesspeople on an arms length basis with the College of Dentistry. Gerald K. Kunkle, Jr. retired from the Board December 31, 2006. Bret W. Wise became a member of the Board on July 24, 2006. The Board has an Executive Committee, an Audit and Finance Committee (“Audit Committee”), a Corporate Governance and Nominating Committee (“Governance Committee”) and a Human Resources Committee. No directors attended fewer than 75% of the total number of meetings of the Board and the meetings of any committee of the Board on which a director served during the year ended December 31, 2006, other than Eric K. Brandt, who attended 70%. The current composition and activities of the Committees are described below.

Executive Committee

The Executive Committee acts for the Board and provides guidance to the executive officers of the Company between meetings of the Board. The members of the Executive Committee in 2006 were Messrs. Jones, Miles and Kunkle. Mr. Kunkle served as Chairman of the committee until his retirement from the Board in December 2006. The Executive Committee held three meetings during 2006, all of which were telephone meetings. Effective February 14, 2007, the Executive Committee members are Messrs. Wise, Jones, Miles and Hecht.

Audit Committee

The Audit Committee is responsible for selecting and retaining the independent registered public accounting firm, setting the independent registered public accounting firm’s compensation, pre-approving all auditing and permitted non-audit services by the independent registered public accounting firm, reviewing with the independent registered public accounting firm the scope and results of the audit, reviewing the adequacy and effectiveness of the Company’s system of internal control and performing the other duties set forth in the Audit and Finance Committee Charter (a copy of the Audit and Finance Committee Charter is attached to this Proxy Statement as Appendix B).

The members of the Audit Committee in 2006 were Ms. Cholmondeley, (Chairwoman) and Messrs. Brandt and Lunger, all of whom are independent as defined in the Listing Standards. The Board has determined that Ms. Cholmondeley and Mr. Brandt are Audit Committee Financial Experts under the rules and regulations of the Securities and Exchange Commission. The Audit Committee held ten meetings during 2006, six of which were telephone meetings. The Audit Committee members remain the same in 2007.

Governance Committee

The Governance Committee is responsible for identifying and recommending individuals as nominees to serve on the Board, reviewing and recommending Board policies and governance practices and appraising the performance of the Board and performing the other duties set forth in the Governance Committee Charter (a copy of the Governance Committee Charter is attached to this Proxy Statement as Appendix C). The members of the Committee in 2006 were Messrs. Jones (Chairman) and Smith, Drs. Dixon and Alfano, all of whom are independent as defined in the Listing Standards. Effective February 14, 2007 the members of the Governance Committee are Messrs. Smith (Chairman), Jones, and Miles and Dr. Dixon.

It is the policy of the Governance Committee to consider any candidates for nomination to the Board who are recommended and submitted by security holders in accordance with the Company’s by-laws (see Stockholder Proposals for Proxy Statement and Nominations in this Proxy Statement). No such candidates were submitted to the Company for consideration. The Governance Committee’s policy is to evaluate any proposed candidates under the criteria utilized by the Governance Committee to evaluate all potential nominees, including, at a minimum, the following attributes:

•	the proven ability and experience to bring informed, thoughtful and well-considered opinions to corporate management and the Board;

•	the competence, maturity and integrity to monitor and evaluate the Company’s management, performance and policies;

•	the willingness and ability to devote the necessary time and effort required for service on the Board;

•	the capacity to provide additional strength, diversity of view and new perceptions to the Board and its activities;

•	the necessary measure of communication skills and self-confidence to ensure ease of participation in Board discussion; and

•	who hold or have held a senior position with a significant business corporation or a position of senior leadership in an educational, medical, religious, or other non-profit institution or foundation of significance.

When the Governance Committee engages in a process to identify director candidates, other than directors standing for re-election, the Governance Committee polls the existing directors for recommendations and sometimes utilizes the service of a search firm to identify potential candidates. All potential candidates are screened relative to their qualifications and go through an interview process with the Governance Committee and, if desired, by other members of the Board. When the Governance Committee uses a search firm, a fee is paid for such services. The Corporate Governance Committee held four meetings during 2006, one of which was a telephone meeting.

Human Resources Committee

The Human Resources Committee is responsible for evaluating and administering compensation levels for all senior officers of the Company, reviewing and evaluating employee compensation generally, and employee benefit plans and other activities as set forth in the Human Resources Committee Charter (a copy of the Human Resources Committee Charter is attached to this Proxy Statement as Appendix D). Its members in 2006 were Messrs. Hecht (Chairman), Coleman and Smith and Dr. Alfano, all of whom are independent as defined in the Listing Standards. The Human Resources Committee met five times during 2006, two of which were telephone meetings. Effective February 14, 2007, the members of the Human Resources Committee are Messrs. Hecht and Coleman and Dr. Alfano.

Human Resources Committee Interlocks and Insider Participation

None of the current members of the Human Resources Committee has ever been an officer or employee of DENTSPLY. None of our executive officers served as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving on our Board of Directors or Human Resources Committee.

Attendance at Annual Meetings

The Company has no policy regarding the attendance of Board members at the Company’s Annual Stockholders Meeting. In 2006, all Board members attended the Annual Meeting of Stockholders.

Related Person Transactions

No related person transactions were noted for the year ended December 31, 2006.

The Company has a written policy and procedures with respect to the review and approval of Related Person Transactions. The Corporate Governance and Nominating Committee (the “Committee”) reviews the material facts of all Related Person Transactions that require the Committee’s approval and either approves or disapproves of the entry into the Transaction, subject to certain identified exceptions described below. In determining whether to approve or ratify a Related Person Transaction, the Committee takes into account, among other factors it deems appropriate, whether the Transaction is on terms no less favorable than terms generally available to an unaffiliated third-party under the same or similar circumstances and the extent of the Related Person’s interest in the Transaction. The Chair of the Committee is delegated the authority by the Board to approve Related Party Transactions that, because of timing or scheduling, are not feasible to be approved by the full Committee.

The policy applies to any transaction, arrangement or relationship in which the Company (including any of its subsidiaries) will be a participant and in which any Related Person (as defined by SEC Rules) will have a direct or indirect material interest, and the amount involved exceeds $120,000.

The Committee has pre-approved, under the policy, the following Related Person Transactions without regard to the amount involved:

1. any Transaction involving the compensation, employment and/or benefits of an executive officer of the Company if the compensation arising from the Transaction is required to be reported in the Company’s proxy statement;

2. any Transaction involving the compensation, employment and/or benefits of an executive officer of the Company that is not a “named executive officer” (as that term is defined in Item 402(a)(3) of Regulation S-K) if (a) the executive officer is not an immediate family member of another executive officer or director of the Company, (b) the compensation arising from the Transaction would have been reported under Item 402 as compensation earned for services to the Company if the executive officer was a “named executive officer”, and (c) such compensation had been approved, or recommended to the Board of Directors of the Company for approval, by the Human Resources Committee of the Board of Directors;

3. any Transaction involving the compensation, services and/or benefits of a director if the compensation arising from the Transaction is required to be reported in the Company’s proxy statement;

4. any Transaction where the Related Person’s interest arises solely from the ownership of the Company’s common stock and all holders of the Company’s common stock received the same benefit on a pro rata basis;

5. any Transaction with a Related Party involving the rendering of services as a common or contract carrier, or public utility, at rates or charges fixed in conformity with law or governmental authority;

6. any Transaction with a Related Party involving services as a bank depositary of funds, transfer agent, registrar, trustee under a trust indenture, or similar services;

7. any Transaction in which the interest of the Related Person arises solely from such person’s position as a director of another firm, corporation or other entity that is a party to the Transaction.

Except to the extent pre-approved, as noted above, Related Person Transactions are subject to the following procedures. The Related Person notifies the General Counsel of the Company of any proposed Transaction, including: the Related Person’s relationship to the Company and interest in the proposed Transaction; the material terms of the proposed Transaction; the benefits to the Company of the proposed Transaction; and the availability from alternative sources of the products or services that are the subject of the proposed Transaction.

The proposed Related Person Transaction is submitted to the Committee for consideration at the next Committee meeting or, if the legal department, after consultation with the Chief Executive Officer or the Chief Financial Officer, determines that the Company should not wait until the next Committee meeting, to the Chair of the Committee acting pursuant to authority delegated by the Board. Any Transactions approved pursuant to delegated authority by the Chair of the committee, is reported to the Committee at the next Committee meeting.

To the extent the Company becomes aware of a Related Person Transaction that was not previously approved under this policy, it shall be promptly reviewed as described above and be ratified, amended or terminated, as determined appropriate by the Committee.

AUDIT AND FINANCE COMMITTEE DISCLOSURE

The Audit and Finance Committee (“Audit Committee”) was comprised of three directors in 2006, all of whom are independent as defined by the Listing Standards. In addition, Mr. Brandt and Ms. Cholmondeley have been designated by the Board as “audit committee financial experts” under applicable rules and regulations of the Securities and Exchange Commission. The Audit Committee operates under a written charter adopted by the Board of Directors. This charter is reviewed at least annually by the Committee and the Board and amended as determined appropriate (a copy of this charter is attached to this Proxy Statement as Appendix B).

The Audit Committee reviews the Company’s financial reporting process on behalf of the Board. In addition, the Committee approves and retains the Company’s independent registered public accounting firm.

Management is responsible for the Company’s internal controls, including internal control over financial reporting, and the financial reporting process. The independent registered public accounting firm is responsible for performing an audit of the Company’s financial statements in accordance with generally accepted auditing standards and an audit of the Company’s internal control over financial reporting; and to issue a report thereon. The Committee’s responsibility is to oversee these processes.

In this context, the Committee has met and held discussions with management and PwC, the Company’s independent registered public accounting firm. Management represented to the Committee that the Company’s financial statements were prepared in accordance with generally accepted accounting principles, and the Committee has reviewed and discussed the audited financial statements with management and PwC. The Committee discussed with PwC the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees).

In addition, the Committee has discussed with PwC the firm’s independence from the Company and its management and has received the written disclosures and the letter from PwC required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), as it has been modified or supplemented.

The Committee discussed with PwC the overall scope and plans for their audits. The Committee meets with PwC, with and without management present, to discuss the results of their examinations, the evaluations of the Company’s internal controls, and the overall quality of the Company’s financial reporting.

Based upon the Committee’s discussions with management and PwC and the Committee’s review of the representations of management and the report of PwC to the Committee, the Committee recommended that the Board include the audited financial statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2006 filed with the Securities and Exchange Commission.

AUDIT AND FINANCE COMMITTEE

Paula H. Cholmondeley	Eric K. Brandt	Francis J. Lunger

PROXY DELIVERY STATEMENT

As permitted by law, one copy of the Company’s Proxy Statement and Annual Report is delivered to stockholders residing at the same address, unless such stockholders have notified the Company of their desire to receive multiple copies of the Proxy Statement and Annual Report. We believe this “Householding” approach provides greater convenience for our stockholders, as well as cost savings for us by reducing the number of duplicate documents that are sent to the same address.

The Company will promptly deliver, upon oral or written request, a separate copy of the Proxy Statement and Annual Report to any stockholders residing at an address to which only one copy was delivered. Requests for additional copies should be directed to ADP, either by calling toll-free (800) 542-1061, or by writing to ADP, Householding Department, 51 Mercedes Way, Edgewood, New York, 11717.

Stockholders residing at the same address and currently receiving multiple copies of the Proxy Statement may also contact ADP, as noted above, to request that only a single copy of such document be mailed in the future.

We strongly encourage your participation in the Householding program, and believe that it will benefit both you and the Company. Not only will it reduce the volume of duplicate information that you receive in your household, but it will also reduce our printing and mailing costs.

STOCKHOLDER COMMUNICATIONS STATEMENT

The Board of Directors has no specific formal process for security holders to send communications to the Board. The Board does not believe a specific process is necessary in the event security holders wish to direct communications to a Board member. All Board members, including their Committee assignments, are identified each year in the Company’s Proxy Statement. Communications which are intended for Board members can be sent to the Company for delivery to individual Board members. All mail received will be opened and screened for security purposes and mail determined to be appropriate and within the purview of the Board will be delivered to the respective Board member to which the communication is addressed. Mail addressed to “Outside Directors” or “Non-Management Directors” will be forwarded or delivered to the Chairman of the Corporate Governance and Nominating Committee. Mail addressed to the “Board of Directors” will be forwarded or delivered to the Chairman of the Board.

STOCKHOLDER PROPOSALS FOR PROXY STATEMENT AND NOMINATIONS

Stockholder proposals that are intended to be presented at the Company’s Annual Meeting of Stockholders to be held in 2008 must be received by the Company no later than December 12, 2007, and must otherwise comply with Rule 14a-8 under the Securities Exchange Act, as amended, in order to be included in the proxy statement and proxy relating to that meeting.

The Company’s by-laws provide that advance notice of stockholder-proposed business to be brought before an Annual Meeting of Stockholders must be given to the Secretary of the Company not less than 60 days in advance of the date of the mailing of materials regarding the prior year’s Annual Meeting, which mailing date is identified on the Chairman’s letter at the front of the proxy statement. To propose business for an Annual Meeting, a stockholder must specify in writing the business desired to be brought before the Annual Meeting and the reasons for conducting such business at the Annual Meeting, the proposing stockholder’s name and address, the class and number of shares beneficially owned by the stockholder, and any material interest of the stockholder in such business. In order to be brought before the 2008 Annual Meeting, stockholders must notify the Company in writing, in accordance with the procedures set forth above, of any stockholder-proposed business no later than February 9, 2008.

The Company’s by-laws also provide that a stockholder may request that persons be nominated for election as directors by submitting such request, together with the written consent of the persons proposed to be nominated, to the Secretary of the Company not less than 60 days prior to the date of the Annual Meeting. To be in proper form, the nominating stockholder must set forth in writing, as to each proposed nominee, the nominee’s age, business address, residence address, principal occupation or employment, number of shares of Common Stock of the Company beneficially owned by such person and such other information related to such person as is required to be disclosed by applicable law, and, as to the stockholder submitting the request, such stockholder’s name and address as they appear on the Company’s books and the number of shares of Common Stock of the Company owned beneficially by such person.

FORM 10-K

STOCKHOLDERS MAY OBTAIN AN ADDITIONAL COPY (WITHOUT EXHIBITS) OF THE COMPANY’S ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2006 AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION WITHOUT CHARGE BY WRITING TO: INVESTOR RELATIONS DEPARTMENT, DENTSPLY INTERNATIONAL INC., SUSQUEHANNA COMMERCE CENTER, 221 WEST PHILADELPHIA STREET, YORK, PENNSYLVANIA 17405-0872.

CORPORATE GOVERNANCE GUIDELINES

During 2006, the Board of Directors made some revisions to its Corporate Governance Guidelines and Policies. A copy of such Guidelines and Policies are set forth as Appendix E to the Proxy Statement.

OTHER MATTERS

The Board of Directors knows of no matters which are to be brought before the Annual Meeting other than those set forth in this Proxy Statement. If any other matters properly come before the Annual Meeting, the person named in the enclosed proxy card, or his duly appointed substitute acting at the Annual Meeting, will be authorized to vote or otherwise act thereon in accordance with his judgment on such matters.

APPENDIX A

FIRST AMENDMENT
TO
DENTSPLY INTERNATIONAL INC.
2002 AMENDED AND RESTATED EQUITY INCENTIVE PLAN

WHEREAS, DENTSPLY International Inc. (the “Company”) previously adopted and presently maintains the DENTSPLY International Inc. 2002 Amended and Restated Equity Incentive Plan, as most recently amended and restated as of March 22, 2005 (the “Plan”);

WHEREAS, pursuant to Section 16 of the Plan, the Plan may be amended by action of the Company’s Board of Directors (the “Board”), subject to shareholder approval where required by tax or other laws and regulations;

WHEREAS, the Board has determined that it is in the best interests of the Company to amend certain provisions of the Plan as set forth herein to (i) eliminate automatic annual stock option grants to Outside Directors and instead subject such grants to the general discretionary authority of the Human Resources Committee to make Awards under the Plan, (ii) add provisions establishing objective performance criteria for certain Restricted Stock and Restricted Stock Unit awards, in order to satisfy applicable requirements under Section 162(m) of the Internal Revenue Code of 1986, as amended, and; (iii) clarify the method by which the “fair market value” of Company common stock is determined for Plan purposes, and

WHEREAS, the amendment referenced in subsection (i) of the above paragraph was adopted by the Board of Directors of the Company on March 28, 2007 and the amendment referenced in subsection (ii) of the above paragraph was adopted by the Board of Directors of the Company on February 14, 2007 and, if this Amendment is approved by the stockholders of the Company, it will be deemed to have become effective as of May 15, 2007;

NOW THEREFORE, the Plan is hereby amended in the following respects:

1. Section 2 of the Plan, entitled “Eligibility,” is hereby amended by deleting the first sentence of such Section in its entirety and substituting therefor the following:

“Outside Directors shall be eligible to participate in the Plan in the same manner as Key Employees (as defined below) and other participants in the Plan.”

2. Section 3.2 of the Plan, entitled “Authority of the Committee,” is hereby amended by deleting the second sentence of such Section in its entirety and substituting therefor the following:

“The Committee, in its sole discretion, shall determine the Outside Directors, Key Employees, consultants and advisors to whom, and the time or times at which, Awards will be granted, the number of shares to be subject to each Award, the expiration date of each Award, the time or times within which the Option may be exercised or forfeiture restrictions lapse, the cancellation or termination of the Award and the other terms and conditions of the grant of the Award..”

3. Section 5 of the Plan, entitled “Grant of Options to Outside Directors,” is hereby deleted in its entirety, and the following substituted therefor:

“SECTION 5 [INTENTIONALLY OMITTED]”

4. Section 6 of the Plan, entitled “Grant of Options to Employees, Consultants and Advisers,” is hereby amended by inserting “Outside Directors,” before “Employees” in the title of such Section.

5. Section 6.1 of the Plan, entitled “Grants,” is hereby amended by deleting the first sentence of such Section in its entirety and substituting therefor the following:

“Subject to the terms of the Plan, the Committee may from time to time grant Options which are ISOs to Key Employees and Options which are NSOs to Outside Directors, Key Employees, consultants and advisers of the Company.”

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6. Section 6.4 of the Plan, entitled “Required Terms and Conditions of ISOs,” is hereby amended by deleting subsection (a) of such Section in its entirety and substituting therefor the following:

“(a) Except as provided in Section 6.4(c), the exercise price per share of each ISO shall be the “Fair Market Value” of a share of Common Stock on the date such ISO is granted. For purposes of the Plan, “Fair Market Value” shall mean the closing sales price of the Common Stock on The Nasdaq National Market, or other national securities exchange which is the principal securities market on which the Common Stock is traded (as reported in The Wall Street Journal, Eastern Edition).”

7. Section 6.5 of the Plan, entitled “Required Terms and Conditions of NSOs,” is hereby amended by inserting “Outside Directors,” before “Key Employees.”

8. Section 10.1 of the Plan, entitled “General Requirements,” is hereby amended by deleting the third sentence of such Section in its entirety and substituting therefor the following:

“The Committee may establish conditions under which restrictions on shares of Restricted Stock and/or Restricted Stock Units shall lapse over a period of time or according to such other criteria (including performance-based criteria which are intended to satisfy the qualified performance-based compensation exception from the tax deductibility limitations of Section 162(m) of the Code) as the Committee deems appropriate.”

9. Section 10 of the Plan, entitled “Restricted Stock and Restricted Stock Units,” is hereby amended by inserting the following new subsection:

“10.6 Performance-Based Criteria

At the Committee’s discretion, awards of Restricted Stock and Restricted Stock Units may be made subject to the attainment of performance goals which are intended to satisfy the qualified performance-based compensation exception from the tax deductibility limitations of Section 162(m) of the Code. The performance criteria shall consist of one or more or any combination of the following measures: net sales (with or without precious metal content); sales growth; operating income; earnings before or after tax; earnings before interest and taxes; earnings before interest, taxes, depreciation and amortization; cash flow; gross or net margin; earnings per share (whether on a pre-tax, after-tax, operational or other basis); ratio of debt to debt plus equity; credit quality or debt ratings; capital expenditures; expenses or expense levels; ratio of operating earnings to revenues or any other operating ratios; the extent to which business goals are met; the accomplishment of mergers, acquisitions, dispositions, or similar extraordinary business transactions; price of the Company’s Common Stock; market share criteria; management of costs; return on assets, net assets, invested capital, equity, or stockholders’ equity; market share; inventory levels, inventory turn or shrinkage; regulatory compliance; total return to stockholders (“Performance Criteria”). The Performance Criteria may be applied to the performance of the Company as a whole or any business unit of the Company and may be measured relative to a peer group or index selected by the Committee, provided that, the Performance Criteria shall be calculated consistently with the Company’s financial statements, under generally accepted accounting principles, or under a methodology established by the Committee in connection with the granting of an Award which is consistently applied with respect to that Award. To the extent the Committee deems appropriate, Performance Criteria may exclude or otherwise be adjusted for (i) extraordinary, unusual and/or non-recurring items of gain or loss, (ii) gains or losses on the disposition of a business, (iii) the effect of changes in tax and/or accounting regulations, laws or principles and the interpretation thereof, or (iv) the effects of mergers, acquisitions and/or dispositions. This Section 10.6 shall not limit the discretion of the Committee to grant Awards that do not satisfy the requirements of the qualified performance-based compensation exception from the tax deductibility limitations of Section 162(m) of the Code.”

10. In all other respects, the Plan is hereby ratified and affirmed, and the appropriate officers of the Company be, and each of them hereby is, authorized and directed in the name and on behalf of the Company to take such action and execute and deliver such documents, with such changes or modifications, if any, as they or any of them may approve as necessary, appropriate or desirable in connection with implementing the above-specified amendments, including, without limitation, for the purpose of submitting such amendments for approval by the Company’s shareholders if and to the extent required by Section 16 of the Plan or otherwise.

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APPENDIX B

DENTSPLY International Inc.
Audit & Finance Committee Charter

I.	PURPOSE

The primary function of the Audit & Finance Committee (“Committee”) is to assist the Board of Directors (“Board”) in fulfilling its oversight responsibilities related to corporate accounting and financial reporting disclosures, corporate financing activities, treasury activities and risk management activities. It shall be the policy of the Committee to maintain free and open communication between the Board, the independent accountants, the internal auditors and the management of the Company.

II.	ORGANIZATION

1.	Members — The Committee shall be composed of directors who are independent, as defined by the Securities and Exchange Commission and NASDAQ, of the management of the Company and are free of any relationship that, in the opinion of the Board, would interfere with their exercise of independent judgment as a committee member. Committee members shall be nominated by the Board, and the Committee shall be composed of not less than three independent Directors who meet the NASDAQ requirements regarding financial knowledge, experience and expertise.

2.	Meetings — The Committee will meet on a regular basis and special meetings will be called as circumstances require. The Committee will meet privately from time to time with representatives of the Company’s independent accountants, the internal auditor and management. Written minutes will be kept for all meetings.

3.	Funding — The Committee shall receive sufficient funding to carry out its functions, including the hiring of outside advisors as deemed appropriate by the Committee.

III.	FUNCTIONS

1.	Financial Oversight and Reporting — The Committee shall have the role and responsibility for monitoring and overseeing the management, gathering and reporting of financial data and information, which shall include:

A.	The appointment, compensation, retention and oversight of the independent accountants.

B.	Review and approve the plans, scope and results for the annual audit with the independent accountants and address any significant financial reporting issues which arose during the audit and their resolution.

C.	Review and approve the plans, scope, budget and results for the internal audit function and address any significant issues raised by the internal audit function.

D.	Review significant developments in accounting rules and recommended changes in the Company’s methods of accounting or financial statements and application of the rules and the Company’s accounting principles to the Company’s financial reporting.

E.	Review and evaluate the adequacy of internal accounting controls and internal control systems.

2.	Finance — In carrying out its Finance function, the Committee may undertake such actions as it deems necessary or useful and providing updates and recommendations to the Board of Directors which may include:

A.	Capital Structure. Receiving reports from management about the current capital structure and proposed changes to the capital structure.

B.	Dividend Policy. Reviewing analyses from management about the current dividend policy of the Company and provide recommendation to the Board of Directors.

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C.	Financing Activities. Reviewing analyses from management including accounting, tax and financing activities associated with proposed material financing transactions and provide recommendation to the Board of Directors.

D.	Capital Expenditures. At the request of the Board, review specific projects proposed by Management as well as perform a post implementation review of major projects.

E.	Benefit Plan Funding Matters. Reviewing reports from management concerning the funding requirements for the Company’s employee benefit plans.

F.	Insurance. Reviewing the Company’s insurance coverage and the related costs.

G.	Review and approve policies and procedures with respect to Debt Management, Financial Risk Management, Credit Management and Global Cash Investment Management.

H.	Review tax compliance programs and the tax optimization strategies of the company.

I.	Review the financial and accounting components of any material transactions significantly impacting the company.

3.	Information Technology — Review information technology plans with respect to corporate goals, industry trends, and competitive advantages. Review and assess the security of computer systems and applications and contingency plans for computer system breakdowns, particularly with respect to the processing of financial information.

4.	Complaint Handling — Review and approve the procedures established for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal controls or auditing matters.

5.	Outside Advisors — The Committee shall directly engage independent advisors when deemed appropriate by the Committee.

In carrying out its responsibilities, the Committee shall remain flexible in its policies and procedures in order that it can best react to changing conditions and environment and to assure to the directors and shareholders that the corporate accounting, reporting and financing practices of the Company are in accordance with all requirements and are of the highest quality.

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APPENDIX C

DENTSPLY INTERNATIONAL INC.
Corporate Governance and Nominating Committee Charter

I.	PURPOSE

The primary function of the Corporate Governance and Nominating Committee (“Committee”) is to assist the Board of Directors of the Company (the “Board”) in the establishment of criteria for the selection and nomination of Board members and to establish policies and procedures for the governance of the Company and the Board. The Committee shall report to the Board on matters relating to the activities of the Committee.

II.	ORGANIZATION

A.	Members. The Committee shall consist of directors who are independent, as defined by NASDAQ and SEC rules, and are free from any relationship with the Company or management of the Company that, in the opinion of the Board as evidenced by its election of such Committee members, would interfere with the exercise of independent judgment as a Committee member.

B.	Meetings. The Committee will meet as often as necessary to carry out its responsibilities. Meetings may be called by the Chairman of the Committee and/or management of the Company. Written minutes of each meeting shall be duly filed in the Company records. Reports of meetings of the Committee shall be made to the Board accompanied by any recommendations to the Board for matters that the Committee determines requires approval of the Board.

III.	FUNCTIONS

The Committee shall have the following specific responsibilities:

•	Review the qualifications of and recommend to the Board (i) those persons to be nominated for membership on the Board who shall be submitted to the shareholders for election at each Annual Meeting of Shareholders, including consideration of candidates recommended by shareholders in accordance with the by-laws and procedures of the Company and (ii) the nominees for directors to be elected by the Board to fill vacancies and newly created directorships;

•	Establish criteria for membership on the Board of Directors and its Committees, such as depth of experience, business interest and experience, required expertise and qualifications for membership on each Committee;

•	Aid in recruiting and attracting qualified candidates to serve on the Board;

•	Consider and appraise the performance of incumbent members of the Board in determining whether to recommend that they be nominated for re-election;

•	Make recommendations to the Board concerning (i) the size and composition of the Board and (ii) the size and composition of each standing Committee of the Board;

•	Recommend appointments of directors as members of Committees of the Board;

•	Periodically review and recommend Governance Guidelines and Policies, including, but not limited to: (i) recommending the policy governing retirement of directors from the Board, (ii) recommending the term of office for directors and whether or not the Board should be classified according to terms, (iii) recommending the desirable ratio of employee and non-employee directors, and (iv) reviewing the format and content of Board meetings and making recommendations for the improvement of such meetings.

•	Approve the acceptance of outside Board seats by Company executives;

•	Review the compensation of the members of the Board for services as a director or member of any Committee of the Board and make recommendations to the Board concerning the fixing of such compensation;

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•	Evaluate Company policies relating to the recruitment of directors, including D&O insurance and indemnification and make recommendations to the Board, or any appropriate Board Committee, regarding such matters; and

•	Review periodically, in the light of changing conditions, new legislation, regulations and other developments, the Company’s Code of Conduct, and make recommendations to the Board for any changes, amendments and modifications to the Code that the Committee shall deem desirable.

•	Review and report to the Board annually concerning Board member independence as defined by the NASDAQ rules.

•	Annually, direct the evaluation of the functioning of the Board in accordance with procedures established by the Board and make recommendations to the Board on implementation of changes.

The Committee shall directly engage independent advisors when deemed appropriate by the Committee.

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APPENDIX D

DENTSPLY INTERNATIONAL INC.
Human Resources Committee Charter

I.	PURPOSE

The primary function of the Human Resources Committee is to provide general oversight and assistance to the Board of Directors of the Company (the “Board”) for the organizational structure of the Company and the compensation and hiring plans, policies and practices of the Company, including specifically the compensation of the executive officers.

II.	ORGANIZATION

A.	Composition. The Committee shall consist of directors who are independent, as defined by NASDAQ and SEC rules, and are free from any relationship with the Company or management of the Company that, in the opinion of the Board as evidenced by it’s appointment of such Committee members, would interfere with the exercise of independent judgment as a Committee member.

B.	Meetings. The Committee will meet as often as necessary to carry out its responsibilities. Meetings may be called by the Chairman of the Committee and/or management of the Company. A majority of the Committee shall constitute a quorum. Written minutes of each meeting shall be duly filed in the Company records. Reports of meetings of the Committee shall be made to the Board accompanied by any recommendations to the Board for matters that the Committee determines requires approval of the Board.

III.	FUNCTIONS

A.	General. The Committee’s general responsibility is to oversee the Company’s employment, hiring and compensation plans, personnel practices and policies, and assure that the senior executives of the Company and its wholly-owned affiliates are compensated effectively in a manner consistent with the stated compensation strategy of the Company, internal equity considerations, competitive practice, and the requirements of the appropriate regulatory bodies. The Committee shall communicate to shareholders, as deemed appropriate or as required by the Securities and Exchange Commission or other regulatory body, the Company’s compensation policies and practices. More specifically, the Committee shall be responsible for the following:

•	Reviewing periodically the appointments, promotions and performance of certain officers of the Company and the potential successors of the principal executive officers of the Company, as the Committee shall designate, and making recommendations to the Board with respect to such matters to the extent it deems appropriate;

•	Review from time to time and approve the Company’s stated compensation strategy to ensure that management is rewarded appropriately for its contributions to Company growth and profitability and that the executive compensation strategy supports organization objectives and shareholder interests;

•	Review annually and determine the individual elements of total compensation for the executive management of the Company and communicate in the annual Board Compensation Committee Report to shareholders the factors and criteria on which the executive officers’, including the Chief Executive Officer’s, compensation for the last year was based;

•	Assure that the Company’s executive incentive compensation program(s) are administered in a manner consistent with the Company’s compensation strategy as to participation, target annual incentive awards, corporate financial goals, and actual awards paid to executive management;

•	Approve, subject to shareholders approval when appropriate, all new equity-related incentive plans for senior management;

•	Recommend to the Board participants in the Company’s Supplemental Executive Retirement Plan;

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•	Review the recruitment, hiring and promotion practices of the Company and its subsidiaries in the light of applicable legal requirements and corporate governance policies established by the Board;

•	Receive and review annually or otherwise, as the Committee shall deem appropriate, reports on significant matters and actions taken in connection with the operation and administration of the employee benefits plans of the Company and its subsidiaries;

•	Review with the Chief Executive Officer matters relating to management succession;

•	If appropriate, hire experts in the field of executive compensation and other matters related to the functions of the Committee to assist the Committee with its areas of responsibility; and

•	Such other duties and responsibilities as may be assigned to the Committee, from time to time, by the Board of the Company, or as designated in Company plan documents.

B.	Consultants. The Committee shall at all times have the authority to retain and terminate any compensation consultants or other advisors to assist it in any aspect of the evaluation of executive compensation or on any other subject relevant to the Committee’s responsibilities, including the authority to approve such consultant’s or advisor’s fees and other retention terms.

C.	Equity Compensation Plan. The Committee shall administer the Equity Incentive Plans, including but not limited to:

•	Consider relevant market data and Company and individual performance relative to the types and size of awards;

•	Participating in the establishment of plan guidelines and general size of overall grants;

•	Making grants;

•	Interpreting the Plans;

•	Determining rules and regulations relating to the Plans;

•	Modifying existing or canceling existing grants and substituting new ones (with the consent of the grantees);

•	Approving any exceptions to receive retiree treatment; and

•	Authorizing foreign subsidiaries to adopt plans pursuant to the provisions of the Plans.

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APPENDIX E

DENTSPLY INTERNATIONAL INC.
CORPORATE GOVERNANCE GUIDELINES/POLICIES

(Revised April 2006)

The following Corporate Governance Guidelines have been adopted by the Board of Directors of the Corporation to assist the Board in the exercise of its responsibilities. These Corporate Governance Guidelines reflect the Board’s commitment to monitor the effectiveness of policy and decision making both at the Board and management level. These Corporate Governance Guidelines shall be reviewed by the Board, through the Governance Committee (or successor thereof), on a periodic basis and are subject to modification from time to time by the Board.

I. Functions/Responsibilities of the Board of Directors

The Directors shall have the authority to manage the business and affairs of the Corporation in accordance with the Delaware General Corporation law and as set forth in the By-Laws. Directors shall discharge the duties of their positions in good faith, in a manner reasonably believed to be in the best interests of the Corporation and with such care, including reasonable inquiry, skill and diligence as a person of ordinary prudence would use under similar circumstances. The responsibility of the Board of Directors is to supervise and direct the management of the Corporation. To that end, the Board of Directors (references to the Board include the Committees of the Board, as applicable) shall have the following duties:

(1)	Overseeing the conduct of the Corporation’s business to evaluate whether the business is being properly managed;

(2)	Reviewing and, where appropriate, approving the Corporation’s major financial objectives, plans and actions, including its longer term strategic plans;

(3)	Reviewing the Corporation’s financial statements;

(4)	Assessing major risk factors relating to the Corporation and its performance, and reviewing measures to address and mitigate such risks;

(5)	The selection and appointment and regularly evaluating the performance and approving the compensation of the Chief Executive Officer and, with the advice of the Chief Executive Officer, the principal senior executives; and

(6)	Planning for succession with respect to the position of Chief Executive Officer and monitoring management’s succession planning for other key executives.

The Chief Executive Officer, working with the other executive officers of the Corporation and its affiliates, shall have the authority and responsibility for managing the business of the Corporation in a manner consistent with the standards of the Corporation, and in accordance with any specific plans, instructions or directions of the Board.

The Chief Executive Officer shall seek the advice and, in appropriate situations, the approval of the Board with respect to material actions to be undertaken by the Corporation, including those that would make a significant change in the financial structure or control of the Corporation, the acquisition or disposition of any significant business or the entry of the Corporation into a major new line of business.

II. Selection/Service of Board Members

A.	Identification. The responsibility for the selection of new Directors resides with the Board and shareholders. The identification, screening and recommendation process has been delegated to the Governance Committee, which reviews candidates for election as Directors and annually recommends a slate of Directors for approval by the Board and election by the shareholders. New Directors shall be the subject of and must satisfactorily pass a background check.

B.	Non-Discrimination. Potential candidates for membership on the Board and Committees of the Board shall not be denied consideration by reason of race, sex, religion, color or ethnicity. Nor shall any candidate be approached or selected solely because of any such reason.

C.	Independence. It is intended that the Board be comprised of a strong majority of independent Directors and no less than are required by NASDAQ or applicable law. Independence shall be defined as provided by the rules of NASDAQ and any applicable law. The Board, in consultation with the Company’s Secretary, shall undertake an annual review of the independence of all non-employee Directors. In advance of the meeting at which this review occurs, each non-employee Director shall provide to the Corporation for presentation to the Board, full information regarding the Director’s business and other relationships with the Corporation and its affiliates and with senior management and their affiliates to enable the Board to evaluate the Director’s independence.

Directors have an affirmative obligation to inform the Board of any material changes in their circumstances or relationships that may impact their designation by the Board as “independent.” This obligation includes all business relationships between Directors and the Corporation and its affiliates or members of senior management and their affiliates, whether or not such business relationships are subject to the approval requirement set forth in the following provision.

D.	Criteria for the Nomination:

1. The Governance Committee shall consider for selection as Directors those persons:

a.	who have the proven ability and experience to bring informed, thoughtful and well-considered opinions to corporate management and the Board;

b.	who have the competence, maturity and integrity to monitor and evaluate the Corporation’s management, performance and policies;

c.	who have the willingness and ability to devote the necessary time and effort required for service on the Board;

d.	who have the capacity to provide additional strength, diversity of view and new perceptions to the Board and its activities;

e.	who have the necessary measure of communication skills and self-confidence to ensure ease of participation in Board discussion; and

f.	who hold or have held a senior position with a significant business Corporation or a position of senior leadership in an educational, medical, religious, or other non-profit institution or foundation of significance.

2.	Not more than one person who is or was employed, within a two (2) year period, by the same company or organization (other than the Corporation, directly or indirectly) may simultaneously serve as a Director.

3.	Persons who have attained the age of 75 shall not be eligible for election or re-election as a Director.

4.	Any Director who (i) retires from; or (ii) discontinues their active employment with the business or other enterprise with which they were primarily affiliated at the time of their most recent election to the Board; or (iii) incurs a significant reduction in responsibilities, title or activities as related to the time of their most recent election to the Board, shall submit their resignation upon the occurrence of any of the aforesaid events. The Governance Committee will review with the Board the effects of this change upon the interests of the Company and recommend to the Board whether to accept the resignation.

E.	Number of Board Seats. The Corporation does not have a policy limiting the number of other company boards of directors upon which a Director may sit. However, the Governance Committee shall consider the number of other company boards and other boards (or comparable governing bodies) on which a prospective nominee is a member. It is the sense of the Board that prospective Directors should simultaneously serve on no more than 2 — 4 other company Boards, depending on their personal circumstances.

Directors are expected to advise the Chairman of the Board and the Chairman of the Governance Committee in advance of accepting any other company directorship or any assignment to the audit committee or compensation committee of the board of directors of any other company.

F.	Size of Board. The by-laws of the Corporation provide that the size of the Board of Directors shall consist of not more than thirteen (13) Directors. The Board shall determine the number of Directors as deemed appropriate by the Board, subject to the Corporation’s by-laws.

III. Term

A.	Normal Terms. The Board of Directors are classified into three classes. Each class of Directors is elected for three year terms at the annual meeting of shareholders on the third anniversary of their previous election. Any vacancy in the Board for any reason, including a vacancy resulting from an increase in the number of Directors, may be filled by action of the Board of Directors. Directors shall hold office from the time of their election and qualification and shall serve until the election and qualification of their successor or until such Director’s earlier death, resignation, disqualification or removal.

B.	Management Director Resignation. A Director who also is an officer of the Corporation, who either resigns or retires their officer position, shall simultaneously submit their resignation as a Director, acceptance of which shall be at the discretion of the other Board members.

C.	Term Limits. The Board does not believe it should establish term limits. While term limits could help ensure that there are fresh ideas and viewpoints available to the Board, they hold the disadvantage of losing the contribution of Directors who have been able to develop, over a period of time, increasing insight into the Corporation and its operations and, therefore, provide an increasing contribution to the Board as a whole.

D.	Retirement. A Director who attains the age of 75 shall be required to retire from the Board at the next Annual Shareholders’ meeting.

IV. Stock Ownership of Directors

It is the policy of the Board that all Directors hold an equity interest in the Corporation. Toward this end, the Board expects that all Directors own, or acquire within five years of first becoming a Director, shares of common stock of the Corporation (including share units held under the Corporation’s Board of Directors Deferred Compensation Plan, or any successor plan) having a market value of at least five times the annual retainer paid to Board members. The Board recognizes that exceptions to this policy may be necessary or appropriate in individual cases, and may approve such exceptions from time to time as it deems appropriate.

V.	Board Meetings

A.	Scheduling of Meetings. The Chairman, in consultation with the other members of the Board, shall determine the timing and length of the meetings of the Board. The Board expects that five to six meetings at appropriate intervals are generally desirable for the performance of the Board’s responsibilities. In addition to regularly scheduled meetings, additional Board meetings may be called upon appropriate notice at any time to address specific needs of the Corporation. A special meeting of the Board may be called at any time by the Chief Executive Officer, the Chairman, or by members of the Board of Directors constituting no less than a majority of the total number of independent Directors then in office. Participation in such special meetings may be by means of conference telephone.

B.	Agenda. The Chairman and Chief Executive Officer shall establish the agenda for each Board meeting. Each Director shall be entitled to suggest the inclusion of items on the agenda, request the presence of or a report by any member of the Corporation’s senior management, or at any Board meeting raise subjects that are not on the agenda for that meeting. Subject to reasonable exception, Directors shall be advised of significant agenda items and shall be furnished with appropriate supporting materials in advance of meetings of the Board and Committees of the Board.

C.	Management Presentations. Management shall make presentations to the Board on the performance, operations, strategies and significant activities of the Corporation.

D.	Executive Sessions. The Board shall meet in regularly scheduled Executive Sessions no less than twice per year. These meetings shall take place without the participation of the Chief Executive Officer or other members of the Corporation’s management and non-independent Directors to deal with such other matters as the Lead Director and participating Directors may deem appropriate. Additional Executive Sessions may be scheduled from time to time as determined by a majority of the independent Directors in consultation with the Lead Director. This Session, or portion thereof, will be chaired by the Lead Director and if the Lead Director is not present, then by the Chairman of the Committee for the relevant subject matter discussed in the Session.

VI. Attendance

Board Meetings.  It is expected that Board Members will make every effort to attend Board Meetings and meetings of their respective Committees, with the expectation that Board Members will attend no less than collectively seventy-five percent (75%) of such meetings, except when exceptional circumstances prevent such attendance.

Annual Shareholders Meeting.  It is expected that Board Members will attend the Annual Shareholders Meeting, except when exceptional circumstances prevent such attendance.

VII. Lead Director

An independent Director shall act in a lead capacity to perform certain functions (“Lead Director”) as outlined below. The Lead Director will be elected annually by the independent Directors.

The Lead Director’s responsibilities are to:

(a)	preside at the Executive Sessions of the independent Directors;

(b)	provide the Chairman with input into the agenda for the Board meetings on behalf of the independent Directors and recommend the agenda for Executive Sessions of independent Directors to the extent deemed necessary;

(c)	act as the principal liaison between the independent Directors, the Chairman and the CEO, and keep the Chairman advised of activities of the independent Directors; and

(d)	follow-up with management of the Company on open items or upon direction from the Board.

VIII. Board Committees

A.	Generally. Standing or temporary committees, consisting of two or more Directors, may be appointed by the Board from time to time. The Board may vest committees with such power and authority as the Board determines appropriate, subject to such limitations as are set forth in the Delaware General Corporation Law and the Corporation’s Certificate of Incorporation and By-Laws. The Governance Committee shall consider and recommend to the Board the rotation of Committee memberships and chairmanships, as determined appropriate. The Board does not have a practice of automatic rotation of Committee chairs and members after a set time period. There are many reasons to maintain an individual Director on a specific Committee, including continuity and subject matter expertise necessary for an effective Committee. There are currently four standing committees:

Executive Committee

Audit & Information Technology Committee (“Audit Committee”)

Human Resources Committee

Corporate Governance Nominating Committee (“Governance Committee”)

B.	Charters. Each standing Committee (other than the Executive Committee) shall have a written charter of responsibilities, duties and authorities, which shall periodically be reviewed by the Board. Each

Committee shall report to the full Board, as deemed necessary, with respect to its activities, findings and recommendations.

C.	Advisors. Each Committee shall have full power and authority to retain the services of such advisers and experts, including counsel, as the Committee deems necessary or appropriate with respect to specific matters within its purview.

D.	Committee Assignments. The Governance Committee, after consideration of the desires, experience and expertise of individual Directors, shall recommend to the Board the assignment of Directors to Committees, including the designation of Committee Chairs. In acting upon such recommendation and report, the full Board shall give consideration to the following objectives:

•	the target size of each Committee should be three or five members, unless circumstances call for an exception;

•	Committee, Chairmanship and membership should be considered for rotation periodically, subject to any applicable legal, regulatory and stock exchange listing requirements; and

•	the Audit, Human Resources and Board Governance Committees shall be composed entirely of independent Directors. The Executive Committee shall include the Chief Executive Officer of the Corporation.

E.	Committee Meetings. Each Committee Chair, in consultation with the Chairman of the Board, Committee member and management of the Corporation shall establish agendas and set meetings at the frequency and length appropriate and necessary to carry out the Committee’s responsibilities. Any Director who is not a member of a particular Committee may attend any Committee meeting with the concurrence of the Committee Chair or a majority of the members of the Committee.

F.	Executive Committee. Recognizing that the Executive Committee is authorized to and at times take action on behalf of the Board, when the Executive Committee takes action between Board meetings, the minutes or written consent evidencing such actions shall be circulated to the full Board.

IX. Compensation

Outside Directors shall be appropriately compensated for their service on the Board. This compensation shall take into consideration the amount of time required to be devoted to Board activities, the risks of such positions and the competitiveness of the compensation levels. Compensation is subject to change at the discretion of the Board. The current compensation paid to Outside Directors shall be; an annual retainer of $40,000; a meeting fee for Board and Committee meetings of $1,500 for in-person meetings and $1,000 for telephone meetings. Further, the Chairman of the Audit Committee shall be paid a fee of $10,000 and other Board Committee Chairmen and the Lead Director shall each be paid an additional annual fee of $5,000 (Chairman’s Fee”), provided that a Board member shall be paid only one Chairman’s Fee regardless of the number of chairmanships. Board members will also receive stock option grants under the Corporation’s Stock Option Plan(s). The Company has adopted a deferred compensation plan which allows Directors to defer payment of their Board compensation. This plan may be changed from time to time.

X. Self-Evaluation by the Board

The Governance Committee will manage an annual self-assessment of the Board’s performance as well as follow up on self-assessments performed by the Committees of the Board, the results of which will be discussed with the full Board, including reviewing and recommending to the Board changes identified by the Committees. The Governance Committee will also utilize the results of this self-evaluation process in assessing and determining the characteristics and critical skills required of prospective candidates for election to the Board and making recommendations to the Board with respect to assignments of Board members to various committees.

XI.  Director Education

The Corporation shall assist the Board by providing appropriate orientation programs for new Directors, which shall be designed both to familiarize new Directors with the full scope of the Corporation’s businesses and to assist new Directors in developing and maintaining skills necessary or appropriate for the performance of their responsibilities. The Board and the Company’s management shall similarly work together to develop and implement appropriate continuing education programs for the same purposes.

XII. Expenses

Directors shall be reimbursed for ordinary, necessary and reasonable expenses incident to their service on the Board and to their attendance at meetings of the Board, Committees of the Board and shareholders. Requests for reimbursement for expenses over $75.00 must be accompanied by a receipt for such expenses. Directors shall be reimbursed for air travel expenses not exceeding the first-class commercial air travel rate. All such requests are to be forwarded to the Secretary of the Corporation.

XIII. Capital Expenditures

Management shall submit to the Board an Annual Capital Expenditure Budget for Board approval at the same time the Annual Operating Budget is submitted.

While the Capital Expenditure Budget will outline anticipated projects, the projects may change at the discretion of management as long as total annual capital expenditures do not exceed the total Annual Budget and subject to the individual expenditure approval levels established by the Board. If management anticipates that expenditures will exceed the amount budgeted, it must obtain Board approval for amounts that exceed the approved budget.

Management authority to approve funding for individual expenditures within the scope of the approved budget is as follows:

Up to $5 million	Chair/Chief Executive Officer, and other executives with the direction of the CEO
Greater than $5 million	Board of Directors

XIV. Communication with the Board

A.	General Communications. All Board members, including their Committee assignments, are identified each year in the Company’s Proxy Statement. Communications which are intended for Board members can be sent to the Company’s Secretary at the Company’s Headquarters for delivery to individual Board members. All mail received will be opened and screened for security purposes and mail determined to be appropriate will be delivered to the respective Board member to which the communication is addressed. Mail addressed to “Outside Directors” or “Non-Management Directors” will be forwarded or delivered to the Chairman of the Governance Committee. Mail addressed to the “Board of Directors” will be forwarded or delivered to the Chairman of the Board.

B.	Director Nominations. The Directors welcome and are willing to consider recommendations from shareholders for Director nominations. Shareholders desiring to make candidate recommendations for the Board may do so by submitting nominations to the Company or the Company’s Governance Committee, in accordance with the Company’s Bylaws and addressed to the Corporate Secretary or to the Chairman of the Governance Committee at the following address: DENTSPLY International Inc., 221 West Philadelphia Street, York, Pennsylvania 17405-0872.

THESE GUIDELINES/POLICIES SHALL BE SUBJECT TO CHANGE AS REQUIRED BY LAW OR AS DEEMED APPROPRIATE BY THE BOARD OF DIRECTORS.

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE SHAREHOLDER COMMUNICATIONS
If you would like to reduce the costs incurred by DENTSPLY International Inc. in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access shareholder communications electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to DENTSPLY International Inc., c/o ADP, 51 Mercedes Way, Edgewood, NY 11717.

è	0000 0000 0000

NAME
DENTSPLY INTERNATIONAL INC - COMMON	123,456,789,012.12345
DENTSPLY INTERNATIONAL INC - COMMON	123,456,789,012.12345
DENTSPLY INTERNATIONAL INC - COMMON	123,456,789,012.12345
DENTSPLY INTERNATIONAL INC - COMMON	123,456,789,012.12345
DENTSPLY INTERNATIONAL INC - COMMON	123,456,789,012.12345
DENTSPLY INTERNATIONAL INC - COMMON	123,456,789,012.12345
DENTSPLY INTERNATIONAL INC - COMMON	123,456,789,012.12345
DENTSPLY INTERNATIONAL INC - COMMON	123,456,789,012.12345
PAGE                      2 OF                      2

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: ☒	DNTSY1	KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

DENTSPLY INTERNATIONAL INC.

The Board of Directors recommends a vote FOR all proposals.			02	0000000000		215063182004

Prop 1 —	Directors	For		Withhold	For All	To withhold authority to vote for any nominee(s), mark “For All Except” and write the number(s) of the individual nominee(s) on the line below.
	01) PAULA H. CHOLMONDELEY	All		All	Except
02) MICHAEL J. COLEMAN
	03) JOHN C. MILES II	☐		☐	☐
04) W. KEITH SMITH

		For	Against	Abstain

Prop 2 —	PROPOSAL TO RATIFY THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP, INDEPENDENT ACCOUNTANTS, TO AUDIT THE BOOKS AND ACCOUNTS OF THE COMPANY FOR THE YEAR ENDING DECEMBER 31, 2007.	☐	☐	☐

Prop 3 —	PROPOSAL TO APPROVE AMENDMENTS TO THE 2002 EQUITY INCENTIVE PLAN.	☐	☐	☐

*NOTE* SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT THEREOF.

For comments, please check this box and write them on the
back where indicated.                                                                   ☐

AUTO DATA PROCESSING INVESTOR COMM SERVICES ATTENTION: TEST PRINT 51 MERCEDES WAY EDGEWOOD, NY 11717
	Yes	No
Please indicate if you plan to attend this meeting.	☐	☐

					123,456,789,012
		P45116			249030107
Signature [PLEASE SIGN WITHIN BOX]	Date		Signature (Joint Owners)	Date	64

DO NOT RETURN PROXY CARD IF YOU ARE VOTING BY INTERNET OR TELEPHONE

Solicited on behalf of the Board of Directors of
DENTSPLY International Inc.
The undersigned stockholder of DENTSPLY International Inc. (the “Company”) hereby appoints Brian M. Addison as the attorney and proxy of the undersigned, with full power of substitution, to vote all shares of Common Stock, par value $.01 per share, of the Company which the undersigned would be entitled to vote if personally present at the Annual Meeting of Stockholders of the Company, to be held at the Company’s Employee Meeting Room at DENTSPLY International Inc., 570 West College Avenue, York, Pennsylvania, on Tuesday, May 5, 2007, commencing at 9:30 a.m., local time, and at any adjournment or postponement thereof, as indicated on the reverse side.
This proxy also provides voting instructions for shares held by T. Rowe Price Retirement Plan Services, Inc., the trustee for the DENTSPLY International Inc. Employee Stock Ownership Plan (the “ESOP”) and/or DENTSPLY International Inc. 401(k) Savings Plan (the “401 (k)”), I hereby instruct you to (a) vote the shares of Common Stock, par value $.01 per share (“Common Stock”) of DENTSPLY International Inc. (the “Company”) allocated to the ESOP and/or 401(k) account in accordance with the directions on the reverse side and (b) to grant a proxy to the proxy nominated by the Company’s Board of Directors authorizing him to vote in his discretion upon such other matters as may properly come before the meeting.
This proxy/voting instruction card is solicited pursuant to a separate Notice of Annual Meeting and Proxy Statement, receipt of which is hereby acknowledged. This card should be voted, by mail, Internet or telephone, in time to reach the Company’s proxy tabulator, Automatic Data Processing, by 11:59 p.m. Eastern Time on Monday, May 11, 2007, for all registered shares to be voted and by 5:00 p.m. Eastern Time on Friday, May 11, 2007, for the Trustee to vote the Plan shares.

Comments:

(If you noted any Comments above, please mark corresponding box on the reverse side.)
(Continued and to be signed on reverse side)